Exhibit 10.32
**Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential. Redacted information is indicated with brackets and asterisks ([***]).

PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is dated as of the 22nd day of January, 2025 (the “Effective Date”) and is entered into by and between AMERICAN BANKERS LIFE ASSURANCE COMPANY OF FLORIDA, a Florida corporation (“Seller”), and GPC MIAMI BUSINESS PARK, LLC, a Florida limited liability company (“Buyer”), who agree as follows:
1.Defined Terms and Deal-Specific Terms.
1.1Index of Defined Terms. An index of defined terms is attached to this Agreement. However, the failure of a defined term to appear in such index will not affect the interpretation of this Agreement (including such term).
1.2Certain Defined Terms. Certain terms are defined in Section 17 (Certain Defined Terms), in addition to the definitions in Section 1.3 (Certain Deal-Specific Terms) and elsewhere in this Agreement.
1.3Certain Deal-Specific Terms. Certain deal-specific terms of this Agreement are summarized or defined below, subject to the applicable provisions set forth elsewhere in this Agreement.
1.3.1Property. The Property consists of certain parcels of land located in or near the City of Miami (“Subject City”), Miami-Dade County (“Subject County”), State of Florida (“Subject State”), and associated buildings, improvements, appurtenances and tangible and intangible personal property, all as more particularly defined in Section 2 (Purchase and Sale; Property).
1.3.2Price and Other Dollar Amounts.
1.3.2.1“Purchase Price” means $126,000,000.00.
1.3.2.2“Initial Deposit” means $1,000,000.00, which is to be delivered within two (2) Business Days (the “Initial Deposit Delivery Period”) after the Effective Date.
1.3.2.3“Additional Deposit” means $1,250,000.00.

1.3.2.4“Seller Post-Closing Threshold” means $100,000 and “Seller Post-Closing Cap” means one percent (1%) of the Purchase Price.
1.3.2.5“Mandatory Title Cure Cap” means twenty-five percent (25%) of the Purchase Price.
1.3.2.6“Condemnation Monetary Materiality Threshold” means five percent (5%) of the Purchase Price.
1.3.2.7“Casualty Monetary Materiality Threshold” means five percent (5%) of the Purchase Price.
1.3.3Due Diligence.
1.3.3.1The “Due Diligence Period” is the period from the Effective Date until 5:00 p.m. “Local Time” (i.e., Eastern time) on the “Due Diligence Expiration Date” (i.e., the date that is ninety (90) days after the Effective Date).
1.3.3.2Seller has designated the following person to be contacted for scheduling entry onto the Property by Buyer (or other Buyer Related Parties) and to provide approvals that may be given by telephone or by email under this Agreement:
Name:        [***]
Telephone:    [***]
Email:        [***]
“Seller Diligence Contacts” means the persons in the above list, as such list may be modified from time to time by notice (which may be by email) from Seller to Buyer.
1.3.4Closing Date. The Closing (as defined below) shall take place on the earlier to occur of the following: (i) the date which is thirty (30) days after the date that Buyer has obtained all Development Approvals or (ii) the date which is thirty (30) days after the Development Approvals Expiration Date (“Closing Date”), as the same may be extended or accelerated in accordance with this Agreement.
1.3.4.1“Closing” means (A) Buyer’s delivery of the Closing Payment, and Seller’s delivery of the Deed, to Escrow Agent, and the performance by each Party (or the waiver in writing by the other Party for purposes of establishing the Closing) of the other obligations under Section 7.2 (Closing Deliveries), and (B) the satisfaction or waiver in writing by each Party of the conditions in this Agreement to its obligation to close. A Party will be deemed to have waived the conditions to its obligation to close and (for purposes of establishing the Closing) such performance by the other Party if such Party delivers a written closing authorization under the escrow instructions delivered by such Party and the other conditions to closing under such escrow instructions have been satisfied or waived in writing by such Party. Delivery by Escrow Agent of a confirmation notice in accordance with such escrow instructions will be sufficient (but not necessary) confirmation of Closing.

1.3.4.2The wire deadline on the Closing Date is 5:00 p.m. Local Time (“Closing Wire Deadline”).
1.3.4.3The “Closing Document Delivery Deadline” is 5:00 p.m. Local Time on the last Business Day occurring prior to the Closing Date.
1.3.5Development Approvals Period.
1.3.5.1The “Development Approvals Period” is the period from the Due Diligence Expiration Date until 5:00 p.m. Local Time on the “Development Approvals Expiration Date” (i.e., the date that is twenty-four (24) months after the Due Diligence Expiration Date); provided however, that if and only if Buyer has not obtained all of the Development Approvals, Buyer shall have the option to extend the Development Approvals Period for a total of two (2) successive 45-day periods (each, an “Extension Option” and collectively, the “Extension Options”) by (A) delivering written notice of each Extension Option to Seller at least ten (10) days prior to the then-scheduled Development Approvals Expiration Date and (B) simultaneously paying $100,000.00 per each Extension Option via wire transfer of immediately available funds into Escrow (each, an “Extension Fee”). Any Extension Fee delivered by Buyer into Escrow shall be non-refundable in all respects except in the event of a Seller default under Section 11.1 of this Agreement; and further provided that any Extension Fee delivered by Buyer into Escrow shall be credited against the Purchase Price at Closing if and only if the Parties close in accordance with the terms of this Agreement. In the event this Agreement is terminated for any reason other than a Seller default under Section 11.1 of this Agreement, Seller shall be entitled to retain each Extension Fee deposited into Escrow, and such Extension Fee(s) shall immediately be wired by Escrow Agent to Seller after such termination. The Parties hereby agree that each Extension Deposit shall be deemed to be fully-earned by Seller on the date such Extension Fee is deposited by Buyer into Escrow in consideration for Seller agreeing for such extension of the Development Approvals Period pursuant to this Section 1.3.5.
1.3.6Survival and Continuation.
1.3.6.1“Primary Survival Period” means the period commencing on the Closing Date or the date this Agreement terminates, as applicable, and ending nine (9) months thereafter.
1.3.6.2“Primary Continuation Period” means the period commencing on the Closing Date or the date this Agreement terminates, as applicable, and ending six (6) months thereafter.
1.3.7Title/Survey/Escrow Contact Information.
1.3.7.1The “Title Company” is:
Fidelity National Title Insurance Company
2203 North Lois Avenue, Suite 450

Tampa, Florida 33607
Attention:    [***]
Telephone:    [***]
Email:        [***]
1.3.7.2The “Existing Surveyor” is: Hadonne Corp.
1.3.7.3The “Escrow Agent” is:
Fidelity National Title Insurance Company
2203 North Lois Avenue, Suite 450
Tampa, Florida 33607
Attention:    [***]
Telephone:    [***]
Email:        [***]
1.3.8Notice Addresses for the Parties. The addresses for notices (“Notice Addresses”) to the Parties under this Agreement are as follows, as the same may be changed by notice given in accordance with this Agreement:
If to Seller:
American Bankers Life Assurance Company of Florida
11222 Quail Roost Drive
Miami, Florida 33157
Attention:    [***]
Email:    [***]
with copy to
Holland & Knight LLP (as counsel to Seller)
701 Brickell Avenue, Suite 3300
Miami, Florida 33131
Attention:    [***]
Telephone:    [***]
Email:    [***]
If to Buyer:
GPC Miami Business Park, LLC
2980 NE 207 Street, Unit 706
Aventura, Florida 33180
Attention:    [***]
Telephone:    [***]
Email:    [***]

and
GPC Miami Business Park, LLC
2980 NE 207 Street, Unit 706
Aventura, Florida 33180
Attention:    [***]
Telephone:    [***]
Email:    [***]
with copy to
Leopold Korn, P.A. (as counsel to Buyer and as title agent)
18851 NE 29th Avenue, Suite 410
Aventura, Florida 33180
Telephone:    [***]
Facsimile:    [***]
Attention:    [***]
Email:    [***]
The “Designated Email Addresses” of a Party are all the email addresses in the Notice Address identified above for such Party (as the same may be changed by notice given in accordance with this Agreement).
1.3.9Brokers.
1.3.9.1“Seller’s Broker” is:
CBRE, Inc.
777 Brickell Avenue, Suite 1100
Miami, Florida 33131
Attention:    [***]
Email:    [***]
1.3.10Knowledge Parties. The “Designated Representatives” are the following individuals:
(A)for Seller: [***]; and
(B)for Buyer: [***].
1.3.11Intentionally Omitted.
1.3.12Affiliates.
1.3.12.1The “Affiliate Control Percentage” is Ten Percent (10%).

1.3.12.2“Buyer Permitted Entity” means any Person who (A) directly or indirectly, is under common control with, and has at least ten percent (10%) common ownership with, Buyer, and (B) complies with Section 14 (Anti-Terrorism Laws).
2.Purchase and Sale; Property. Upon the terms and conditions hereinafter set forth, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the “Property” (which, as used herein, means, collectively, all of Seller’s right, title and interest, if any, in and to (A) the “Land,” (B) the “Improvements,” (C) the “Appurtenances,” (D) the “Personal Property,” and (E) the “Intangible Property,” as such quoted terms are defined below). As used herein:
2.1“Appurtenances” means any easements, hereditaments, licenses, privileges, covenants, water and riparian rights, air and solar rights, development rights, mineral rights, and other rights, appurtenant to the Land, or in, on, or under any land, highway, alley, street, roadway, passage or right of way abutting the Land, but excluding Intangible Property.
2.2“Improvements” means any improvements, structures and (to the extent constituting an interest in real property) fixtures located upon the Land, including three (3) office buildings, one (1) distribution center, and three (3) support buildings located on the Land, but specifically excluding (i) fixtures leased from third parties, (ii) fixtures owned by tenants or subtenants, or (iii) fixtures leased by tenants or subtenants from third parties.
2.3“Intangible Property” means the following relating to the Land, the Improvements or the Personal Property (but excluding the Reserved Seller Assets): the “Leases” (as defined below), the “Service Contracts” (as defined below), and to the extent the following items are assignable, any permits, entitlements, licenses and approvals issued by a Governmental Entity, warranties and guarantees received in connection with any work or services performed with respect thereto, or equipment installed therein. However, any such property that runs with the Land or otherwise constitutes a real property interest will constitute an Appurtenance and not Intangible Property.
2.3.1“Leases” means, collectively, except to the extent terminated in accordance with this Agreement (or by the natural expiration of the lease term prior to Closing), (A) any “Existing Lease” (as defined below), as amended in accordance with this Agreement; and (B) any “New Lease” (as defined below), as amended in accordance with this Agreement.
2.3.1.1“Existing Lease” means a license, lease or any other occupancy agreement identified on Schedule 2.3.1.1 (the “Lease Schedule”), as amended by the amendments identified on the Lease Schedule.
2.3.1.2“New Lease” means a license, lease or any other occupancy agreement entered into by Seller with respect to the Property on or after the Effective Date in accordance with the terms of this Agreement.
2.3.2“Reserved Seller Assets” means the following assets of Seller or any Affiliate of Seller: (A) all cash, cash equivalents (including certificates of deposit) and bank accounts; (B) all deposits, reserves and other amounts held by third parties (e.g., utility companies or lenders), except to the extent credited to Seller hereunder; (C) accounts receivable and any right or claim to a refund, reimbursement or other payment relating to a period or occurrence prior to the Closing, including any real estate tax refund, subject to the prorations hereinafter set forth; (D) any claims under a Lease, contract, warranty or guaranty arising from acts or occurrences prior to the Closing (but the reservation of the claims under this clause (D) will be non-exclusive with Buyer who will have the right to any such claims to the extent they relate to the Property and arise from and after the Closing); provided such claims are subordinate to the Buyer’s rights for receipt of income under the Leases; (E) claims or other rights against an Affiliate of Seller or any present or prior Constituent Person of Seller or an Affiliate of Seller; (F) Seller’s insurance and any refund in connection with termination of Seller’s existing insurance policies (subject to Section 8); (G) any computer software (other than computer software, if any, that runs the energy management, elevators and other systems for the Improvements); (H) the Excluded DD Materials; (I) any “Pre-Closing C/C Proceeds” (as defined below); and (J) the personal property, if any, scheduled on Schedule 2.3.2 (Excluded Personal Property).
2.3.3“Service Contracts” means, collectively, all service or equipment leasing contracts relating to the Property (other than the Excluded Services Contracts) that are (A) identified on Schedule 2.3.3 (the “Service Contract Schedule”), (B) entered into by Seller in accordance with this Agreement after the Effective Date, or (C) “Emergency Contracts” (i.e., a Service Contract entered into after the Effective Date in response to an emergency situation at the Property including, for example, any condemnation or casualty affecting the Property).
2.3.3.1“Excluded Service Contracts” means any service or equipment leasing contract (1) to which Seller or an Affiliate is a party and relating to the Property for (a) insurance (subject to Section 8); (b) existing property management, asset management, lease brokerage or similar services; or (c) the engagement of attorneys, accountants, brokers, surveyors, title companies, environmental consultants, building contractors, architects, engineers or appraisers, or (2) that Seller executes and delivers after the Effective Date and causes to be terminated effective as of or prior to the Closing. In addition, a Service Contract will become an Excluded Service Contract (and will then no longer be Service Contract) (i) if and when it becomes a “Non-Assignable Service Contract” (as defined below), (ii) if and when Seller terminates it in accordance with the terms of this Agreement but only if the termination is effective as of or prior to the Closing, or (iii)  if such Service Contract constitutes an “Objectionable Service Contract” (as defined below), if and when provided in Section 9.3.2.1 (Termination of Objectionable Service Contracts).
2.4“Land” means those certain parcels of land identified as Folio Numbers 30-6006-034-0010, 30-6006-034-0015, 30-6006-034-0020, 30-6006-034-0025, and 30-6006-034-0030, as more particularly described in Exhibit A hereto.
2.5“Personal Property” means all of Seller’s right, title and interest in all of the equipment, machinery, furniture, furnishings, supplies and other tangible personal property, if any, located on, and used in connection with, the Land and Improvements, including all building materials, supplies, hardware, carpeting and other inventory located on or in the Land or Improvements and maintained in connection with the ownership and operation thereof, but specifically excluding the Reserved Seller Assets, the items of personal property scheduled on Schedule 2.3.2 (Excluded Personal Property) and any items of personal property owned or leased by any tenants at or on the Property.
3.Payment of Purchase Price. Buyer shall pay the Purchase Price to Seller as follows:
3.1Deposit.
3.1.1Initial Deposit. Within the Initial Deposit Delivery Period, Buyer shall deliver the Initial Deposit to Escrow Agent. If the Initial Deposit is not timely delivered, then without limitation on its other rights and remedies, Seller may terminate this Agreement by notice to Buyer and Escrow Agent at any time prior to delivery of the Initial Deposit to Escrow Agent.
3.1.2Additional Deposit. If this Agreement is not terminated under Section 3.1.1 (Initial Deposit) or Section 5.4 (Due Diligence Termination Right), then within one (1) Business Day after the Due Diligence Expiration Date, Buyer shall deliver the Additional Deposit to Escrow Agent and the entire “Deposit” (as defined below) shall immediately be deemed to be non-refundable except as otherwise expressly provided in Section 3.1.3 of this Agreement. If Buyer fails to deliver the Additional Deposit to Escrow Agent within such period as required above, then at any time prior to delivery of the Additional Deposit to Escrow Agent, Seller may deliver an “Additional Deposit Default Notice” (as defined below) to Buyer and Escrow Agent. If an Additional Deposit Default Notice is so delivered and the Additional Deposit is not delivered to Escrow Agent within five (5) Business Days after such delivery, then this Agreement will automatically terminate and the Initial Deposit shall thereafter be immediately disbursed to Seller as agreed upon and liquidated damages. An “Additional Deposit Default Notice” means a notice stating in all capital letters that “THE ADDITIONAL DEPOSIT WAS NOT DELIVERED WITHIN THE REQUISITE TIME PERIOD. IF BUYER FAILS TO DELIVER TO ESCROW AGENT THE ADDITIONAL DEPOSIT IN IMMEDIATELY AVAILABLE FUNDS WITHIN FIVE (5) BUSINESS DAYS AFTER THE DELIVERY OF THIS NOTICE, THEN THE AGREEMENT WILL AUTOMATICALLY TERMINATE, IN WHICH EVENT THE INITIAL DEPOSIT WILL BE IMMEDIATELY PAID TO SELLER.”
3.1.3Termination by Buyer. Except as may be otherwise expressly set forth in this Agreement, after the Due Diligence Expiration Date, Buyer has no right to terminate this Agreement.
3.1.4Delivery and Investment of Deposit. “Deposit” means the Initial Deposit and, to the extent delivered, the Additional Deposit, together with any interest earned thereon. Buyer shall deliver to Escrow Agent the Initial Deposit and the Additional Deposit by wire transfer (via Fedwire) of immediately available funds. The Escrow Agent shall maintain the

Deposit in an interest-bearing account accruing interest at the overnight bank rate and shall disburse the Deposit as provided in this Agreement. Any interest earned on the Deposit shall be for the benefit of the Buyer unless Buyer is in default of this Agreement, in which event interest shall inure to the benefit of Seller.
3.1.5Closing. At Closing, the entire Deposit will be applied to the Purchase Price.
3.2Closing Payment. Buyer shall pay (or caused to be paid) the Purchase Price, as adjusted by the application of the Deposit and by the prorations and credits specified herein, by wire transfer (via Fedwire) of immediately available funds (through the escrow described in Section 7 (Closing Procedure)) as and when provided in Section 7.2.2 (Buyer Deliveries). The “Closing Payment” means the amount to be paid under this Section 3.2.
4.Title Matters.
4.1Initial Title/Survey Matters.
4.1.1     Title Commitment/Existing Survey. Within five (5) Business Days after the Effective Date, (A) Buyer shall order and, upon receipt, deliver or make a copy available to Seller, an ALTA commitment for title insurance, to be prepared by the Title Company, for the Land and Improvements (the “Title Commitment”). Buyer acknowledges that Seller has delivered to Buyer a copy of an existing survey of the Land and Improvements in Seller’s possession (“Existing Survey”).
4.1.2     Survey. Buyer may, at its sole cost and expense, obtain a new or updated survey of the Land and Improvements. “Survey” means the most recent new or updated survey obtained by Buyer, or if no new or updated survey is so obtained, the Existing Survey.
4.1.3     Deemed Approval. If this Agreement is not terminated under (A) Section 5.4 (Due Diligence Termination Right), (B) Section 4.2.1.1 (Initial Title/Survey Matters), or (C) Section 4.2.1.2 (Additional Title/Survey Matters), then, subject to Section 4.3 (Mandatory Title Cure Obligations), Buyer will be deemed to have approved the exceptions to title shown on the Title Commitment, the matters disclosed on the Survey and such other title or survey matters as are disclosed in writing to Buyer during the Due Diligence Period, except (A) those matters for which Seller has agreed in writing to provide at or before Closing a Title Cure and (B) encumbrances resulting from a breach by Seller of Section 9.3.4 (Encumbrances) (“Prohibited Seller Encumbrances”).
4.1.4     Title Cure. “Title Cure,” as to any particular title matter, means that, at Seller’s expense, Seller causes (A) such title matter to be removed from record title and to no longer affect the Property, (B) subject to Buyer’s approval, the Title Company to provide title insurance over such matter (e.g., by not taking exception for such matter or by providing affirmative coverage over such matter), (C) another cure reasonably satisfactory to Buyer, or (D) a cure agreed to in writing by Buyer and Seller. A Title Cure that Seller commits (in writing)

to use commercially reasonable efforts to cause at or before Closing is herein called a “Committed Title Cure.” Buyer approves each title exception as to which Seller provides at or before Closing a Title Cure as described in clause (B), (C) or (D) above.
4.2Title/Survey Matters. Buyer has the right to object, in accordance with Section 4.2.1 (Objection Process), to (i) any “Initial Title/Survey Matters” (i.e., title exceptions or survey matters, as to which Buyer receives written notice prior to the end of the “Title Review Period” (i.e., the period commencing on the Effective Date and ending at 5:00 p.m. Local Time on the day that is ten (10) days prior to the Due Diligence Expiration Date) pursuant to Buyer’s review of the Title Commitment or the Survey), and (ii) any “Additional Title/Survey Matters” (i.e., additional title exceptions or survey matters, as to which Buyer first receives written notice after the Due Diligence Expiration Date pursuant to an update of the Title Commitment or the Survey) to the extent permitted under Section 4.2.2 (Basis for Objection).
4.2.1Objection Process.
4.2.1.1Initial Title/Survey Matters. Unless Buyer delivers written notice to Seller that it objects to any Initial Title/Survey Matter (other than a Prohibited Seller Encumbrance), stating the Initial Title/Survey Matter to which it objects (“Initial Title Objection Notice”) prior to the expiration of the Title Review Period, Buyer will be deemed to have approved such Initial Title/Survey Matter, subject to Section 4.3 (Mandatory Title Cure Obligations). A “Disapproved Initial Title/Survey Matter” means an Initial Title/Survey Matter to which Buyer timely objects. Seller shall notify Buyer within five (5) days of receipt of Buyer’s Title Objection Notice whether Seller intends to cure any Disapproved Initial Title/Survey Matters, provided, however, Seller shall be obligated to cure Mandatory Title Cure Obligations. If Seller gives Buyer written notice that it will not provide a Title Cure for any one or more of such Disapproved Additional Title/Survey Matters, then Buyer may, at its option, terminate this Agreement upon notice to Seller but only if such termination notice is given prior to the Due Diligence Expiration Date, in which event the Deposit will be promptly returned to Buyer. If Buyer fails to give such termination notice by such time, Buyer will be deemed to have waived its objection to, and approved, such matters, subject to Section 4.3 (Mandatory Title Cure Obligations).
4.2.1.2Additional Title/Survey Matters. Unless Buyer delivers written notice to Seller that it objects to any Additional Title/Survey Matter (other than a Prohibited Seller Encumbrance), stating the Additional Title/Survey Matter to which it objects and the basis for such objection (“Additional Title Objection Notice”) before the sooner to occur of the Closing or five (5) Business Days after receipt of an update to the Title Commitment or the Survey reflecting same, Buyer will be deemed to have approved such Additional Title/Survey Matter, subject to Section 4.3 (Mandatory Title Cure Obligations). A “Disapproved Additional Title/Survey Matter” means an Additional Title/Survey Matter meeting the requirements of Section 4.2.2 (Basis for Objection) to which Buyer timely objects. Until the sooner to occur of the Closing or ten (10) Business Days after Seller’s receipt of any Additional Title Objection Notice, Seller may, in its sole discretion, provide evidence reasonably satisfactory to Buyer that there will be a Title Cure at Closing, and the Closing Date will be extended to allow for such ten (10) Business Day period. If within such ten (10) Business Day period, Seller either (A) fails to give such evidence that there will be a Title Cure at Closing as to all Disapproved Additional Title/Survey Matters, or (B) gives Buyer written notice that it will not provide a Title Cure for any one or more of such Disapproved Additional Title/Survey Matters, then Buyer may, at its option, terminate this Agreement upon notice to Seller but only if such termination notice is given prior to the sooner to occur of the Closing or five (5) days after Buyer receives any such Seller’s notice (or five days after the expiration of such ten (10) Business Day period, if applicable), in which event the Deposit will be promptly returned to Buyer. If Buyer fails to give such termination notice by such time, Buyer will be deemed to have waived its objection to, and approved, such matters, subject to Section 4.3 (Mandatory Title Cure Obligations). Notwithstanding anything in this Agreement to the contrary, should any Disapproved Additional Title/Survey Matter constitute a Prohibited Seller Encumbrance, then Seller shall have the option to either (1) cure such Prohibited Seller Encumbrance by causing it to be released of record (and the Closing may be extended to the extent required to allow for such cure), or (2) to the extent of any Prohibited Seller Encumbrance that constitutes a monetary lien or other encumbrance that can be readily converted to a liquidated amount, either pay off such amount or provide the Buyer with a credit at Closing in the amount of 125% of such amount or in an amount to reasonably account for the diminution in value of the Property or the additional cost imposed to comply with the Prohibited Seller Encumbrance; provided however, that in such event if Seller fails to comply with either clauses (1) or (2) above, then the provisions of Section 11.1 (Breach by Seller) will apply.
4.2.2     Basis for Objection to Additional Title/Survey Matters. After the Due Diligence Expiration Date, Buyer may object to an Additional Title/Survey Matter under Section 4.2.1.2 (Additional Title/Survey Matters) only if (A) in the case of a title matter, it is a “Seller Lien” or an “Additional Lien” (as such quoted terms are defined below) or another matter that (1) was not included on the Title Commitment obtained by Buyer during the Due Diligence Period pursuant to Section 4.1.1 above, (2) is not an Excluded Encumbrance, (3) does not pertain to or is not otherwise required in connection with the Development Approvals, and (4) is reasonably likely to materially and adversely affect the Buyer’s “Proposed Use” (as defined below) of the Property; or (B) in the case of a survey matter, it (1) was not included on the Survey obtained by Buyer during the Due Diligence Period pursuant to Section 4.1.2 above, (2) is not an Excluded Encumbrance, and (3) is reasonably likely to materially and adversely affect the Buyer’s “Proposed Use” (as defined below). Any Additional Title/Survey Matter not meeting the requirements above will be deemed approved.
            4.2.3    Definitions.

4.2.3.1    “Additional Lien” means any monetary lien encumbering the Property in a liquidated amount, other than a Seller Lien or an Excluded Encumbrance.

4.2.3.2    “Excluded Encumbrance” means: (A) any lien or other encumbrance arising from the Due Diligence Investigations or otherwise caused by Buyer Conduct; (B) any lien for which Buyer receives a credit at Closing pursuant to this Agreement or the Closing Documents; (C) any lien for property taxes, water and sewer charges, special assessments, and other charges and expenses that are to be prorated under this Agreement; and (D) any encumbrance or other matter that the Title Company agrees to provide affirmative insurance over (subject to Buyer’s reasonable approval).

4.2.3.3    “Seller Lien” means: (A) any lien securing any mortgage financing entered into by Seller that encumbers all or any portion of the Land and Improvements (an “Existing Loan”); (B) any mechanics’ lien or materialmens’ lien arising from any work or materials ordered by or on behalf of Seller that encumbers the Property (“Seller Mechanics’ Liens”); and (C) any monetary judgment, tax lien or other monetary lien against Seller which also constitutes a lien against the Property (each, a “Third Party Lien”).

4.3Mandatory Title Cure Obligations. At or prior to Closing, Seller shall (A) take such actions as may be reasonably required by Title Company so that Title Company is willing to issue title insurance to Buyer without exception for (or to provide Buyer affirmative insurance over, if reasonably acceptable to Buyer) any Seller Liens and any Additional Liens (except that Seller shall not be required to pay or escrow more than the Mandatory Title Cure Cap in the aggregate to comply with its obligations under this Section 4.3 on account of Additional Liens), and (B) provide each Title Cure, if any, Seller has agreed to provide in writing (and use commercially reasonable efforts to cause any Committed Title Cure). Such actions must include obtaining loan payoff letters (if applicable) for, and leaving a portion of the Purchase Price in escrow sufficient to satisfy, the Seller Liens (if any), and subject to the Mandatory Title Cure Cap, the Additional Liens. Notwithstanding anything to the contrary contained in this Agreement, to the extent that any Additional Lien or Third Party Lien arises or exists, Seller shall have the right and option to bond off such Additional Lien and/or Third-Party Lien and contest the same in lieu of paying off such liens, and Closing shall not be extended or postponed as a result, provided the Title Company agrees to insure title without exception for such Additional Lien and/or Third Party Lien.

4.4Owner’s Policy; Permitted Encumbrances; Failure of Closing Due to Absence of Fee Title. “Owner’s Policy” means an owner’s title insurance policy issued by Title Company to Buyer, effective as of (or providing coverage for the period from the time and date of the policy to) the time and date the Deed is recorded, in the standard form issued in the Subject State, in the face amount of the Purchase Price, which policy must show (A) title to the Land and Improvements to be vested of record in Buyer, and (B) the Permitted Encumbrances to be the only exceptions to title. However, if there is a “Committed Owner’s Policy” (as defined below), then the Owner’s Policy will be in the form of the Committed Owner’s Policy. Subject to Section 4.3 (Mandatory Title Cure Obligations), Buyer may not object to title to the Property being subject to the following exceptions to title (“Permitted Encumbrances”):
(1)    real estate taxes and assessments not yet due and payable;
(2)    the printed exclusions that appear in a 2021 ALTA standard coverage form Owner’s Policy of Title Insurance issued by Title Company in the Subject State;

(3)    such other exceptions to title or survey exceptions as may be approved or deemed approved by Buyer pursuant to the above provisions of this Section 4 or otherwise expressly permitted under this Agreement; and
(4)    any Excluded Encumbrances.
        4.5    Intentionally Omitted.
5.Due Diligence Reviews. Buyer may conduct the Due Diligence Investigations, subject to the provisions of this Section 5 (Due Diligence Reviews).
5.1Access. Subject to Section 5.2 (Due Diligence Requirements) and Section 5.3 (Continuing Due Diligence Obligations), until the earlier to occur of termination of this Agreement or the Closing, Seller shall upon reasonable advance notice to be given no later than two (2) Business Days prior to the requested access: (x) provide Buyer with reasonable access to the Property (subject to the rights of any tenants under the Leases) (and no later than three (3) Business Days after the Effective Date if requested on or before the Effective Date), and (y) make available (electronically and no later than two (2) Business Days after the Effective Date), for review and copying (at Buyer’s expense), all material documents relating to the Property that Buyer may reasonably request and that, to Seller’s knowledge, are in the possession or reasonable control of Seller or Seller’s property manager, including but not limited to: all investigations, soil reports, zoning reports, environmental studies, audits, any land use and zoning analyses, surveys, tests, examinations, studies, leases, tenant correspondence files, service contracts, most recent municipal lien searches, licenses, Seller’s title policy and most recent survey. In no event, however, will Seller be obligated to make available (or cause to be made available) any “Excluded DD Materials” (i.e., (A) emails (except to the extent the same modify or amend the Leases, Service Contracts or Permitted Encumbrances) and (B) any proprietary or confidential documents, including: (1) documents that are subject to attorney-client privilege or that are attorney work product; (2) documents that Seller is legally required not to disclose other than by reason of contractual requirements voluntarily assumed by Seller on or after the Effective Date without Buyer’s approval; (3) appraisals, broker opinions of value and other valuations; (4) organizational, financial and other internal documents relating to Seller or its Affiliates (other than any evidence of due authorization and organization required under this Agreement) including (a) any materials relating to the background or financial condition of a present or prior direct or indirect owner of Seller, (b) the internal books and records of Seller relating, for example, to contributions and distributions, and (c) financial analyses or projections (e.g., Seller’s budgets, cost-basis information and capital account information); (5) engineering or property condition reports older than three years (other than environmental reports); (6) preliminary or draft assessments, reports or studies, or assessments, reports or studies that have been superseded by final assessments, reports or studies; (7) letters of intent, purchase agreements, loan documents or other documents evidencing or relating to Seller’s acquisition of the Property or any prior financing or attempted sale of the Property or any portion thereof; and (8) the Excluded Service Contracts). Any right of Buyer to access or inspect the Property or to conduct further reviews and analyses after the expiration of the Due Diligence Period, as set forth herein, will not give rise to any due diligence approval or due diligence termination right in favor of Buyer under this Agreement.
5.2Due Diligence Requirements. Until the sooner to occur of the Closing or the termination of this Agreement:
5.2.1Investigative Standards. Buyer shall conduct (and shall cause to be conducted) all Due Diligence Investigations in a manner so as not to unreasonably interfere with or disturb any tenant or Seller’s operation of the Property.
5.2.2Repairs. Buyer shall promptly report to Seller (when known to Buyer), and repair, any damage caused by the Due Diligence Investigations in a good and workmanlike manner in accordance with applicable Law, and free from defects and liens.
5.2.3Insurance. Prior to entry upon the Property by any Buyer Related Party, Buyer shall cause each DD Contractor to obtain and provide Seller with copies of certificates of insurance (and additional insured endorsements where applicable) evidencing, the commercial general liability and other insurance specified in Schedule 5.2.3, in each case complying with the requirements set forth in Schedule 5.2.3 or as otherwise approved by Seller. Buyer’s obligations under this Section 5.2.3 will not limit its obligations elsewhere in this Agreement (including Buyer’s indemnification obligations under Section 5.3.1 (Indemnity)).
5.2.4Consents. Without limiting the foregoing, without Seller’s prior consent, which consent shall not be unreasonably withheld, Buyer may not (and shall ensure that no Buyer Related Party will): (A) conduct any physical testing (environmental, structural or otherwise) at the Property (such as soil borings or water samplings) or take physical samples from the Property (except for radon testing that does not involve penetration or sampling of soil, landscaping or anything affixed to the Improvements or Land); (B) knowingly contact any consultant or other professional engaged by Seller (in connection with services related to the Property) other than the Existing Surveyor; (C) contact any tenant of the Property (or its representatives) in connection with its tenancy at the Property (or any counterparty to a Permitted Encumbrance); (D) contact any Governmental Entity having jurisdiction over the Property (in connection with the Property) other than (i) ordinary contact normally associated with routine due diligence examinations that does not (except to the extent necessary to request records) involve any discussions with governmental officials and is limited to a review of government records and (ii) communications permitted in accordance with Section 9.4 of this Agreement; or (E) contact any direct or indirect owner or manager in Seller (other than representatives of Seller who have contacted Buyer in connection with this Agreement) or any lender or servicer with respect to any existing financing of Seller. Consents under clause (B), (C) or (D) above may be given by telephone or email by any Seller Diligence Contact; consents under clause (C) above may not be unreasonably withheld.
5.2.5Attendance and Schedule. Seller may, at its option, cause a representative of Seller to be present at all interviews, inspections, reviews and examinations (other than internal document review) conducted as part of the Due Diligence Investigations.

Buyer shall schedule any entry by any Buyer Related Party onto the Property in advance with Seller, which may be done by email or telephone with any Seller Diligence Contact. Without limiting the foregoing, at least one (1) Business Day prior to (and as a condition to) entry by any Buyer Related Party onto the Property, Buyer shall identify such entry and the applicable Buyer Related Party by email to a Seller Diligence Contact.
5.3Continuing Due Diligence Obligations.
5.3.1Indemnity. Buyer shall indemnify, defend, and hold harmless each Seller Related Party from and against any and all Claims incurred by it (or the Property) caused by the Due Diligence Investigations, whether before, on or after the Effective Date, except to the extent caused by (A) the mere discovery of existing conditions or any required reporting of such conditions and then only to the extent they are not exacerbated by any Buyer Related Party, or (B) subject to the immediately following sentence, the negligence or willful misconduct of a Seller Related Party. The foregoing indemnity will cover Claims caused by the negligence (including active or sole negligence, but not willful misconduct) of one or more Seller Related Parties but only to the extent such Claims are covered by Buyer’s insurance or would be covered by the insurance Buyer is required to maintain under Section 5.2.3 (Insurance), with the understanding that a Claim will not be covered by insurance to the extent of the lesser of (1) any permitted deductible or self-insured retention, or (2) any actual deductible or self-insured retention; if the insurance company pays the deductible for a Claim caused by Seller’s negligence and then seeks reimbursement from Buyer, then Seller shall promptly reimburse Buyer for the amount of the deductible. Notwithstanding anything to the contrary, Buyer shall have no liability or responsibility for (a) any pre-existing conditions affecting the Property, except to the extent that the same are exacerbated by the actions of Buyer, or (b) injury or damage to persons or property caused by the negligence or willful misconduct of Seller.
5.3.2Disposal of Waste and Other Materials. Without limitation on Buyer’s obligations under Section 5.2 (Due Diligence Requirements) (including the obligation to obtain Seller’s consent for physical testing or sampling), which will continue after termination of this Agreement to apply to Buyer’s activities under this Section 5.3.2 (Disposal of Waste and Other Materials), Buyer shall promptly dispose of (or cause to be disposed of) at its sole cost in accordance with all applicable Laws any waste, samples, trash, debris or other physical materials generated at (or near) or removed from the Property by Buyer Related Parties in connection with the Due Diligence Investigations.
5.3.3Liens. Buyer may not (and shall ensure that no Buyer Related Party will) cause, suffer, allow or permit to be recorded or enforced against all or any portion of the Property (at any time prior to Closing) any mechanics’, materialmen’s, contractors’ or subcontractors’ liens filed by or on behalf of any Buyer Related Party. If any such liens are recorded against all or any portion of the Property, Buyer shall (at its sole cost and expense) cause such liens to be removed from title within five (5) Business Days after Buyer acquires knowledge of the same (and in any event prior to the foreclosure thereof).

5.3.4Documents Upon Termination. If this Agreement terminates (other than by reason of Seller’s default), then: (A) Buyer shall promptly return or destroy all documents and other materials furnished by Seller hereunder and all copies thereof; and (B) to the extent requested in writing by Seller, Buyer shall promptly deliver to Seller complete copies of the final (or if not finalized, most recent) versions of any written reports relating to the Property prepared for or on behalf of Buyer by any third party, as well as all meeting notes, reports, approvals, and other documentation obtained by Buyer during the Development Approval Period but Buyer will be permitted to redact any personal, privileged, confidential, or proprietary information, such as projections. Seller agrees to reimburse Buyer for its out of pocket costs for all third party reports requested in writing by and delivered to Seller.
5.4Due Diligence Termination Right. At any time before the expiration of the Due Diligence Period, Buyer may, for any reason or no reason, in Buyer’s sole and absolute discretion, either (A) give written notice to Seller and Escrow Agent electing to terminate this Agreement (a “DDP Termination Notice”) or (B) give written notice to Seller and Escrow Agent electing to waive its right to terminate under this Section 5.4 (a “DDP Continuation Notice”). If prior to such time, Buyer does not give Seller either such notice, then Buyer will be deemed to have given a DDP Continuation Notice immediately prior to the expiration of the Due Diligence Period. Notwithstanding anything set forth in this Agreement to the contrary, upon the delivery of a DDP Termination Notice before the expiration of the Due Diligence Period, this Agreement will terminate and the Deposit will be promptly returned to Buyer. If Buyer delivers or is deemed to deliver a DDP Continuation Notice to Seller prior to the expiration of the Due Diligence Period, then Buyer will have no further right to terminate this Agreement pursuant to this Section 5.4.
6.Development Approvals. Within sixty (60) days after the Due Diligence Expiration Date, Buyer shall, at its sole cost and expense, apply for and diligently pursue, using good faith and commercially reasonable efforts, the Development Approvals, and shall have until the Development Approvals Expiration Date to obtain such Development Approvals. Buyer’s pursuit of the Development Approvals shall be at its sole cost and expense and at no expense to Seller whatsoever. In the event that Seller determines, in its sole but reasonable discretion, that Buyer has failed to timely apply for or is not diligently pursuing, using good faith and commercially reasonable efforts, the Development Approvals, Seller may deliver written notice to Buyer of such breach that includes curative actions that Buyer is required to take (“Diligence Cure Notice”), and Buyer shall have thirty (30) days from receipt of the Diligence Cure Notice to cure such breach to the reasonable satisfaction of Seller. In the event that, in the reasonable discretion of Seller, Buyer has failed to cure such breach within the foregoing 30-day cure period, Seller may elect to terminate this Agreement by delivering written notice to Buyer and Escrow Agent, in which case, this Agreement will immediately terminate and the Deposit will be promptly delivered to and retained by Seller as full compensation and liquidated damages as set forth in Section 11.2 (Breach by Buyer). For the avoidance of doubt, the 30-day cure period set forth in this Section 6 shall constitute the same, and shall not be in addition to, the 30-day cure period provided for in Section 11.2.

If, prior to the Development Approvals Expiration Date, Buyer receives (i) written correspondence from the applicable Authorities denying the Development Approvals (as defined below) or (ii) written correspondence from Tracy Slavens, Esq. of LSN Law, P.A. (“LSN”) or any successor partner from LSN concluding that Buyer is unlikely to obtain the Development Approvals prior to the Development Approvals Expiration Date and setting forth in sufficient detail the reasons supporting such conclusion (such written correspondence in clauses (i) and (ii) above shall hereinafter be referred to as the “Denial Correspondence”), then Buyer shall promptly provide Seller with a copy of such Denial Correspondence from the Authorities or LSN (as applicable), and may either (A) give written notice to Seller electing to terminate this Agreement (a “DAP Termination Notice”) or (B) give written notice to Seller electing to waive its right to terminate under this Section 6 (a “DAP Continuation Notice”). If by the Development Approvals Expiration Date, Buyer does not give Seller either a DAP Termination Notice or DAP Continuation Notice, then Buyer will be deemed to have given a DAP Continuation Notice immediately prior to the expiration of the Development Approvals Period. Upon the delivery of a DAP Termination Notice, this Agreement will terminate and the Deposit will be promptly returned to Buyer. If Buyer delivers or is deemed to deliver a DAP Continuation Notice to Seller prior to the expiration of the Development Approvals Period, then Buyer will have no further right to terminate this Agreement pursuant to this Section 6.
Buyer shall keep Seller reasonably informed of the status of the Development Approvals throughout the Development Approvals Period by promptly responding to periodic inquiries from Seller and providing Seller with quarterly status reports in writing setting forth in sufficient detail the Buyer’s progress in pursuing the Development Approvals.
“Development Approvals” means the following non-appealable approvals from the Subject County, the Subject State, and/or any other applicable local, state, federal or other governmental authorities (each individually, an “Authority”, and collectively, the “Authorities”):
(A)Approval of a land use classification of the Property allowing for either (i) an industrial use project or (ii) a mixed industrial and multi-family use project (the “Proposed Use”);
(B)Approval of a rezoning of the Property allowing for the Proposed Use;
(C)Approval of a site plan containing the same use and density as shown in either one of the site plan layouts attached hereto as Exhibits I-1 (“Site Plan 1”) and I-2 (“Site Plan 2”). Buyer shall submit a site plan to the Subject County for approval that contains the same use and density in either Site Plan 1 or Site Plan 2 (the “Submitted Site Plan”), and the Submitted Site Plan shall not be materially modified except as (and only to the extent) required by the Subject County; provided however, that any non-material modification shall be ministerial in nature only and shall not modify the use and density of the Submitted Site Plan. The Submitted Site Plan that is ultimately approved by the Subject County (the “Approved Site Plan”) shall be deemed as being satisfactory for purposes of this Agreement provided that the Approved Site Plan does not result in the density being reduced by more than five percent

(5%) relative to the density in the Submitted Site Plan (the “Density Threshold”). In the event the Approved Site Plan reduces the density of the Submitted Site Plan by more than five percent (5%) (i.e., more than the Density Threshold), then Buyer and Seller will work in good faith to mutually agree to a fair Purchase Price adjustment, with Buyer having the right to terminate this Agreement if such Purchase Price adjustment cannot be mutually agreed to. If Buyer waives its right to terminate this Agreement pursuant to the preceding sentence, then Buyer shall proceed to Closing without any reduction in the Purchase Price;
(D)Approval of a tentative plat of the Property;
(E)Approval of a Community Development District for the Property by the Subject County;
(F) Approval of environmental and/or wetland permits from one or more of the following Authorities: (i) Miami-Dade County Department of Environmental Resource Management; (ii) Florida Department of Environmental Protection; (iii) United States Army Corps of Engineers; and/or (iv) South Florida Water Management District.
Notwithstanding anything to the contrary contained herein, to the extent the applicable Authorities require, as a condition to the Development Approvals, that Buyer construct onsite or offsite improvements not included in the Submitted Site Plan (“Offsite Improvement Condition”), Buyer shall not be required to accept such Offsite Improvement Condition if and only if the offsite improvements would cost more than $500,000.00 to construct. In the event the applicable Authorities impose an Offsite Improvement Condition that would cost more than $500,000.00 to construct, Buyer shall promptly notify Seller and provide Seller with written evidence thereof, and Seller may elect, in its sole discretion, whether to join in with Buyer to fulfill such Offsite Improvement Condition by contributing any funds in excess of the $500,000.00 that Buyer would be obligated to spend. Such contribution by Seller may be in the form of a credit against the Purchase Price. In the event that Seller elects to join in and make such contribution, Buyer shall have no right to deliver a DAP Termination Notice as a result of such Offsite Improvement Condition.
Seller (at no cost to Seller) agrees to cooperate with and to join in any and all applications and consents that may be required to be filed by Buyer in connection with this Agreement. Notwithstanding the foregoing, under no circumstances will Seller be obligated to incur any expense hereunder. Seller shall, promptly upon written request from Buyer, execute all agreements, agency forms or other documents that may be necessary for such Development Approvals. For purposes of this Agreement, Seller further agrees to execute and join in on any applications or other documents requiring Seller’s joinder to the extent required for the Development Approvals within five (5) Business Days from written request for same by Buyer, time being of the essence. For each day beyond the five (5) Business Day period in the preceding sentence that Seller delays in joining in on any applications or other documents requiring Seller’s joinder to the extent required for the Development Approvals, an additional day will be added to the Development Approvals Period.

7.Closing Procedure. The Closing will occur on the Closing Date.
7.1Escrow. The Closing will be accomplished through escrow (“Escrow”).
7.2Closing Deliveries. The Parties shall deliver the following:
7.2.1Seller Deliveries. On or prior to the Closing Document Delivery Deadline, Seller shall deliver (or cause to be delivered) to Escrow Agent the following:
(A)a duly executed and acknowledged original special warranty deed (“Deed”) in the form of Exhibit B, so as to convey to Buyer good and marketable fee simple title to the Land and Improvements free and clear of all liens, encumbrances and other conditions of title other than the Permitted Exceptions;
(B)a copy of a duly executed bill of sale, assignment and assumption agreement as to the Personal Property (“Bill of Sale, Assignment and Assumption”) in the form of Exhibit C;
(C)a copy of a duly executed certificate of Seller (“Seller Closing Certificate”) in the form of Exhibit D updating the representations and warranties of Seller contained in this Agreement to the Closing Date and noting any material changes thereto;
(D)a copy of a duly executed federal certificate of “non-foreign” status (“Certificate of Non-Foreign Status”) in the form of Exhibit E;
(E)to the extent applicable, duly executed notices to each of the vendors under any Service Contract (“Vendor Notices”), such Vendor Notices to be in such form(s) as are reasonably satisfactory to Buyer and Seller, which notices Buyer shall deliver to each such vendor (and Buyer shall provide proof of delivery thereof to Seller promptly following the Closing);
(F)a title certificate (“Seller Title Certificate”) in the form of Exhibit F to facilitate the issuance of any title insurance sought by Buyer in connection with the Contemplated Transactions, but Seller is not obligated to provide any additional certificate, affidavit or indemnity in connection with such title insurance (subject to Seller’s obligations under Section 4.3 (Mandatory Title Cure Obligations) or any written agreement by Seller in connection with a Title Cure);
(G)to the extent applicable, evidence reasonably satisfactory to Buyer and Title Company respecting the due organization of Seller and the due authorization and execution by Seller of this Agreement and the documents required to be delivered hereunder by Seller;
(H)a closing statement (“Closing Statement”) reflecting the Purchase Price, and the adjustments and prorations required hereunder and the allocation of income and expenses required hereby; and

(I)to the extent they do not constitute Reserved Seller Assets and are then known by Seller to be in the possession or reasonable control of Seller and have not theretofore been delivered to Buyer, all keys, garage transponders, and other access control devices, codes and passwords (if any) for the Improvements.
(J)The Property will be delivered to Buyer free and clear of any tenants or parties in possession.
7.2.2Buyer Deliveries. On or prior to the Closing Document Delivery Deadline (except as to the Closing Payment, which Buyer shall deliver no later than the Closing Wire Deadline on the Closing Date), Buyer shall deliver to Escrow Agent the following:
(A)the Closing Payment by wire transfer (via Fedwire) of immediately available funds;
(B)a copy of a duly executed Bill of Sale, Assignment and Assumption;
(C)a copy of a duly executed certificate of Buyer (“Buyer Closing Certificate”) in the form of Exhibit G updating the representations and warranties of Buyer contained in this Agreement to the Closing Date and noting any material changes thereto;
(D)a Florida Conveyance Affidavit with respect to the Buyer in the form attached hereto as Exhibit H, executed by the applicable Affiliate of the Buyer;
(E)to the extent applicable, duly executed Vendor Notices;
(F)the Closing Statement reflecting the Purchase Price, and the adjustments and prorations required hereunder and the allocation of income and expenses required hereby; and
(G)to the extent applicable, evidence reasonably satisfactory to Seller and Title Company respecting the due formation of Buyer and the due authorization and execution by Buyer of this Agreement and the documents required to be delivered hereunder.
7.3Closing Costs.
7.3.1Seller Closing Costs. Seller shall pay or cause to be paid (A) the cost of the documentary stamp taxes and surtax payable in connection with the Deed, (B) fifty percent (50%) of all escrow fees (not to exceed $1,500.00), (C) its own legal fees, and (D) any brokerage fees in connection with Section 12 hereof.
7.3.2Buyer Closing Costs. Buyer shall pay or cause to be paid (A) the amount of all costs for title examinations and title insurance premiums for all title insurance policies obtained by Buyer and for all endorsements thereto, (B) the cost for the Survey, (C) the recording costs of the Deed, (C) the cost of all documentary stamp taxes, intangible taxes, and recording costs or other fees payable in connection with any promissory notes, mortgages, or financing statements, (D) the cost of any appraisal or other third party reports, (E) all fees, costs or expenses in connection with the Due Diligence Investigations, (F) its own legal fees, and (G) fifty percent (50%) of all escrow fees (not to exceed $1,500.00).
7.3.3Other Closing Costs. Seller shall pay sale brokerage fees in accordance with Section 12 (Brokers) and shall allocate any other closing costs in accordance with local custom for comparable commercial real estate transactions. Except as otherwise expressly provided in this Agreement, each Party shall pay the fees of its own attorneys, accountants and other professionals.
7.4Prorations and Other Closing Adjustments. The following prorations and other Closing adjustments will be made between Seller and Buyer as of the Closing Date. Except as otherwise provided, such prorations will be made on the basis of the actual number of days elapsed over the applicable period, with Buyer being deemed to be the owner of the Property during the entire day on the Closing Date and being entitled to receive all operating income of the Property, and being obligated to pay all operating expenses of the Property, with respect to the Closing Date. The net amount of such prorations and adjustments under this Section 7.4 will be added to (if such net amount is in Seller’s favor) or deducted from (if such net amount is in Buyer’s favor) the Purchase Price payable at Closing.
7.4.1Property Taxes. All real estate and personal property taxes and assessments with respect to the Property for the “Current Tax Year” (i.e., the tax year in which the Closing occurs) regardless of whether payable before, during or after the Current Tax Year. Seller will be responsible for the payment of any real estate and personal property taxes and assessments with respect to the Property for any period ending prior to the Closing (including any tax year ending prior to the Current Tax Year) and Buyer will be responsible for any period commencing on or after the Closing Date. In no event will Seller be charged with or be responsible for any increase in the taxes on the Property resulting from the Contemplated Sale, any change in use of the Property on or after the Closing Date, or from any improvements made or leases entered into on or after the Closing Date. If any assessments on the Property are payable in installments, then the installment payable during the current period (in which the Closing occurs) will be prorated (with Buyer assuming the obligation to pay any subsequent installments).
7.4.2Utilities. As of the Closing Date, Buyer shall transfer all utilities at the Property to its name or establish new utility accounts, as applicable, and where necessary, post deposits with the utility companies. Seller shall use commercially reasonable efforts to cause all utility meters to be read as of the Closing Date. Seller will be entitled to recover any Seller deposits held by any utility company as of the Closing Date and Seller will not be entitled to any credit from Buyer for the same except to the extent that all or any portion of such deposit is transferred to Buyer in connection with the Closing. All charges for utilities will be prorated outside of the Escrow within 60 days after the Closing Date.

7.4.3Other Operating Income and Expense. Any other items of operating income or operating expense that are customarily apportioned between the parties in real estate closings of comparable commercial properties in the metropolitan area where the Property is located, as applicable; however, there will be no prorations for debt service or insurance premiums (because Buyer is not acquiring or assuming Seller’s financing or insurance), subject to Section 8.
7.4.4General Provisions.
7.4.4.1The prorations and payments to be made on the Closing Date will be set forth in the Closing Statement. Buyer and Seller shall use commercially reasonable efforts to cause Escrow Agent to deliver to Buyer and Seller an initial proposed draft of the Closing Statement for Buyer’s and Seller’s review and approval prior to the Closing Date.
7.4.4.2If any prorations made under this Section 7.4 prove to be incorrect for any reason, then any Party will be entitled to an adjustment to correct the same. Any item that cannot be finally prorated because of the unavailability of information will be tentatively prorated on the basis of the best data then available and re-prorated when the information is available.
7.4.4.3Except as otherwise provided in this Section 7.4, all re-prorations and other post-Closing payments, prorations and adjustments contemplated by this Section 7.4 must be completed no later than (and the corresponding obligations under this Section 7.4 will continue until) the date that is one (1) year after the Closing Date (subject to extension solely as necessary due to the unavailability of final information, but in no event to exceed 18 months after the Closing Date).
7.4.4.4As soon as reasonably practicable after the end of the calendar year in which the Closing occurs and at such other times as a Party may reasonably request, the other Party shall deliver such documentation in the possession or reasonable control of such other Party as may be reasonably requested to substantiate the prorations under this Section 7.4, including any year-end reconciliations.
8.Condemnation of Property. If, after the Effective Date but prior to the Closing, Seller acquires knowledge that any portion of the Property is (or is threatened in writing to be) taken pursuant to eminent domain proceedings, then Seller shall give Buyer prompt notice of the same (a “Condemnation Notice”) prior to Closing, but will have no obligation to replace (or cause to be replaced) any such taken property.
8.1    Closing Credit. Provided this Agreement has not been terminated pursuant to Section 8.2 below, Seller shall, at Closing, provide Buyer with a credit against the Purchase Price equal to the amount of “C/C Proceeds” (i.e., all condemnation proceeds on account of such condemnation) actually received by Seller prior to Closing except to the extent of any “Pre-Closing C/C Proceeds” (i.e., C/C Proceeds attributable to lost rents or other items applicable to any period prior to the Closing). If as of the Closing, Seller has not received all C/C Proceeds that may be payable to Seller on account of such condemnation, then Seller shall, upon the Closing, if any requisite consents to assignment are obtained, assign to Buyer (under the Bill of Sale, Assignment and Assumption) any right, title, and interest of Seller to such C/C Proceeds, as applicable (except to the extent of any Pre-Closing C/C Proceeds), without any credit or reduction in the Purchase Price except as set forth in the immediately following sentence; and if any requisite consent to such assignment is not obtained, then Seller shall turn over such C/C Proceeds as and when received in accordance with clause (B) of Section 8.3 (Cooperation).
8.2    Material Condemnation. Buyer may, at its option, terminate this Agreement by written notice to Seller, given on or before ten (10) Business Days after Buyer’s receipt of the Condemnation Notice (but prior to the Closing) (the “C/C Election Period”), if (A) the condemnation award to the Property exceeds the Condemnation Monetary Materiality Threshold, or (B) the condemnation to the Property (1) materially and adversely affects access to or parking at the Property, (2) results in the Property violating any Laws or failing to comply, in any material respect, with zoning or any recorded covenants, conditions or restrictions affecting the Property, or (3) prevents Buyer from developing the Property pursuant to Site Plan 1 or Site Plan 2, or, if the Buyer has submitted a site plan application, the Submitted Site Plan. In the event of such termination, the Deposit will be promptly returned to Buyer. If Buyer has the right to terminate this Agreement pursuant to this Section 8.2, but fails to do so prior to the expiration of the notice period set forth above, then Buyer will be deemed to have forfeited such termination right and Section 8.1 (Closing Credit) will apply.
8.3     Casualty. In the event that, during the Escrow Period, any portion of the Property is damaged or destroyed as a result of a casualty and the cost of repair or restoration of such casualty exceeds the Casualty Monetary Materiality Threshold (a “Material Casualty”), and, after Closing, such Material Casualty results in the imposition of any fines as a result of code violations against the Property due to such Material Casualty, then Seller agrees to indemnify Seller for the cost of any fines resulting from such code violations; provided however, that Seller may seek a reduction or mitigation of any such fines prior to Closing or after Closing, and Buyer shall cooperate with Seller with respect to such reduction or mitigation.
8.4    Cooperation. The Parties shall cooperate with one another in connection with any condemnation of all or a portion of the Property. Without limitation on the foregoing, Seller shall use commercially reasonable efforts to: (A) promptly after acquiring knowledge of such condemnation and to the extent reasonably practicable, prior to Closing, (1) cause the C/C Proceeds (other than Pre-Closing CC Proceeds) payable to Seller, but not received prior to Closing, to be assigned to Buyer as of the Closing, and, without limitation on the foregoing, obtain any required consent to such assignment, and (2) in the case of a condemnation, cause Buyer, at or promptly after the Closing, to be substituted for Seller in any condemnation proceeding to the extent involving the Property.
9.Representations, Warranties and Covenants.
9.1Representations and Warranties of Seller. Seller represents and warrants to Buyer that:

9.1.1Organization, Authority and Enforceability. This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Seller are, and on the Closing Date will be, duly authorized, executed and delivered by, and are binding upon, Seller. Seller is a Florida corporation, duly organized and validly existing and in good standing under the Laws of Florida, and is duly authorized and qualified to do all things required of it under this Agreement. Seller has the capacity and authority to enter into this Agreement and consummate the transactions herein provided without the consent or joinder of any other Party (except as otherwise may be set forth in this Agreement). This Agreement is, and each other document to be executed and delivered by Seller hereunder will be, the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.
9.1.2No Conflict. To Seller’s knowledge, except as otherwise set forth in this Agreement, neither this Agreement nor any agreement, document or instrument executed or to be executed in connection with the same, nor anything provided in or contemplated by this Agreement or any such other agreement, document or instrument, does now or will hereafter materially breach, violate, invalidate, cancel, make inoperative or interfere with, or result in the acceleration or maturity of, any agreement, document, instrument, right or interest, or applicable Laws affecting or relating to Seller or the Property.
9.1.3No Bankruptcy or Dissolution. No Bankruptcy/Dissolution Event has occurred by, against or with respect to Seller.
9.1.4Leases. There are no leases of space in the Property or other agreements to occupy all or any portion of the Property that will be in force after the Closing.
9.1.5Environmental Matters. The Due Diligence Materials include the most recent third party final report in Seller’s possession or reasonable control relating to Hazardous Materials at or near the Property (“Environmental Report”).
9.1.6Litigation Proceedings. There is no active litigation proceeding affecting the Property. Seller shall notify Buyer in writing of any litigation proceeding instituted against the Property or to Seller’s knowledge threatened in writing against the Property before Closing.
9.1.7OFAC. Seller is not a person or entity described by Section 1 of the Executive Order (No. 13,224) Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49,079 (September 25, 2001), and to Seller’s knowledge does not engage in any dealings or transactions, and is not otherwise associated, with any of those persons or entities.
9.1.8Violation Notices. To Seller’s Knowledge, Seller has not received any written notice from any Governmental Authority (a) with respect to the violation of any Legal Requirement regulating the use of the Property that has not been cured by Seller, or (b) with respect to the presence of Hazardous Materials at or on the Property or of the obligation under the applicable Legal Requirements to remedy any “recognized environmental condition” at the Property.
9.1.9Non-Foreign Person. Seller is not a “foreign person” as that term is defined in Section 1445 of the Internal Revenue Code of 1986, as amended and the regulations promulgated pursuant thereto.
9.1.10Tax Appeals. There are no ongoing proceedings for the reduction of the assessed valuation of the Property for any tax year.
9.2Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:
9.2.1Organization, Authority and Enforceability. This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Buyer are, and on the Closing Date will be, duly authorized, executed and delivered by, and are binding upon, Buyer. Buyer is a Florida limited liability company, duly organized and validly existing and in good standing under the Laws of such state, and is duly authorized and qualified to do all things required of it under this Agreement. Buyer has the capacity and authority to enter into this Agreement and consummate the Contemplated Transactions herein provided without the consent or joinder of any other Party (except as otherwise may be set forth in this Agreement). This Agreement is, and each other document to be executed and delivered by Buyer hereunder will be, the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.
9.2.2No Conflict. To Buyer’s knowledge, except as otherwise set forth in this Agreement, neither this Agreement nor any agreement, document or instrument executed or to be executed in connection with the same, nor anything provided in or contemplated by this Agreement or any such other agreement, document or instrument, does now or will hereafter breach, violate, invalidate, cancel, make inoperative or interfere with, or result in the acceleration or maturity of, any agreement, document, instrument, right or interest, or applicable Laws affecting or relating to Buyer.
9.2.3No Bankruptcy or Dissolution. No Bankruptcy/Dissolution Event has occurred by, against or with respect to Buyer.
9.2.4Foreign Principal. Buyer is not a “Foreign Principal” as defined in Florida Statutes Section 692.201, and as such is in compliance with the requirements set forth in Sections 692.202 – 692.205, Florida Statutes (the “Foreign Ownership Act”). Buyer is not prohibited from acquiring the Property by the provisions of the Foreign Ownership Act.
9.3Interim Covenants of Seller. During the Escrow Period:
9.3.1Insurance. During the Escrow Period, Seller shall maintain its current insurance relating to the Property on substantially similar terms (except to the extent they are no longer available at commercially reasonable rates).

9.3.2Termination of Objectionable Service Contracts. Buyer has a right to object to any Service Contracts by delivering to Seller a notice of objection to any such Service Contract (an “Objectionable Service Contract”) no later than fifteen (15) days prior to the Due Diligence Expiration Date; provided however, Buyer may not object to any Emergency Contract or any contract that has been approved or deemed approved by Buyer under this Section 9.3.2. Seller shall notify Buyer within five (5) days of receipt of such written notice whether Seller intends to terminate such Objectionable Service Contract to the extent such contract is terminable as of or before the Closing. If Seller gives Buyer written notice that it will terminate an Objectionable Service Contract, then Seller shall use commercially reasonable efforts to cause such Objectionable Service Contract to be terminated effective as of or before the Closing to the extent such contract is terminable as of or before the Closing. If such termination occurs, then such Service Contract will be deemed to be an Excluded Service Contract as of the Closing Date. However, if despite such commercially reasonable efforts, the termination of any Objectionable Service Contract is not made effective as of or before the Closing, or if Seller gives Buyer written notice that it will not terminate an Objectionable Service Contract, then Seller shall have the option to require Buyer to close on the Contemplated Transactions and assume such Objectionable Service Contract at Closing, together with all Service Contracts, pursuant to the Bill of Sale, Assignment and Assumption; provided however, that in such event, Seller shall give the Buyer a credit at Closing equal to the balance of the amount that would be due under such Objectionable Service Contract through such contract’s expiration date; and further provided, that in such event, if Seller does not elect to give Buyer such credit, then Buyer shall have the right to terminate this Agreement and receive the return of its Deposit, in which event this Agreement shall become null and void and be of no further force or effect (other than any obligations intended to survive the Closing or earlier termination of this Agreement). If Buyer fails to notify Seller in writing of Buyer’s objection to any Service Contract within the time period set forth in this Section 9.3.2, then Buyer will be deemed to have waived the right to object under this Section 9.3.2 and (subject to any approval rights in this Agreement with respect to Service Contracts entered into after the Effective Date) shall assume the same at the Closing pursuant to the Bill of Sale, Assignment and Assumption.
9.3.2.1Non-Assignable Service Contract. If a Service Contract (whether by reason of the terms of such Service Contract or applicable Law) may not be assigned to and assumed by Buyer, such Service Contract will be deemed to constitute a “Non-Assignable Service Contract” and will thereupon become an Excluded Service Contract.
9.3.3Leases. There are no Leases affecting the Property and, after the Due Diligence Expiration Date, Seller may not enter into any Leases.
9.3.4Encumbrances. After the Due Diligence Expiration Date, Seller may not encumber the Property with any mortgages, deeds of trust or other encumbrances or any agreements which would survive Closing, except as expressly permitted in this Agreement, without Buyer’s written consent. Seller will not be in violation of this Section 9.3.4 by reason of Seller Mechanics’ Liens that are addressed as required under Section 4.3 (Mandatory Title Cure Obligations).

9.3.5Real Estate Tax Appeal. Seller may initiate, settle, compromise, withdraw or terminate any real estate tax appeal or proceeding affecting the Property.
9.4Interim Covenants of Buyer.
9.4.1Prior to the Due Diligence Expiration Date, Buyer shall submit and present a preliminary land use classification and rezoning application (or applications), together with one of either Site Plan 1 or Site Plan 2, in a pre-application meeting with the Subject County and shall request formal input from the Subject County regarding which of Site Plan 1 or Site Plan 2 would be approved more expeditiously by the Subject County; provided however, Buyer shall not be obligated by the recommendation of the Subject County and shall have the right to make changes to either of Site Plan 1 or Site Plan 2, in Buyer’s reasonable discretion, provided that such changes (i) are made prior to the date of the Site Plan Submission (as defined below) and (ii) do not change the use and density in Site Plan 1 or Site Plan 2.
9.4.2Within sixty (60) days after the Due Diligence Expiration Date, Buyer shall, at its sole cost and expense, and at no expense to Seller whatsoever, apply for and diligently pursue, using good faith and commercially reasonable efforts, the Development Approvals, which shall include submission of an application or applications with the Subject County for land use classification and rezoning of the Property (collectively, the “Land Use and Rezoning Application”), and simultaneously with the submission of and as part of the Land Use and Rezoning Application, submission of a site plan that contains the same use and density in either Site Plan 1 or Site Plan 2 (the “Site Plan Submission”).
9.5Post-Occupancy. In the event that Closing occurs on or prior to [July 15, 2025], Buyer agrees that Seller, in Seller’s sole discretion, may remain in possession of the Property after Closing month-to-month until a date on or before [________, 2025] at terms reasonably agreeable to both parties (the “Post-Occupancy”). The Post-Occupancy shall be at no expense to Seller other than the payment of monthly base rent mutually agreeable to Seller and Buyer for each month of occupancy and the payment of the operating expenses attributable of the portion of the Property occupied by Seller during such period.
9.6State Required Notices and Other Disclosures. RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.

10.Disclaimer and Release. As an essential inducement to Seller to enter into this Agreement, and as part of the determination of the Purchase Price, but subject to Section 10.4 (Limitations) below:

10.1Disclaimer.
10.1.1As-Is, Where-Is. The sale of the Property hereunder is and will be made on an “as is, where is” basis. Other than as expressly set forth in this Agreement and in any closing documents, Seller has not made, does not make and specifically negates and disclaims (and Buyer is relying solely upon the Due Diligence Investigations and is not relying upon) any representations, warranties, assurances, statements or guaranties of any kind or character whatsoever, whether express or implied or arising by operation of law, verbal or written, past, present or future of, as to, concerning or with respect to Seller, the Property or any other matter whatsoever in connection with this Agreement.
10.1.2Sophistication of Buyer. Buyer is a sophisticated buyer who is familiar with the ownership and operation of real estate projects similar to the Property and Buyer has had adequate opportunity or will have adequate opportunity prior to Closing (Buyer’s delivery of the DDP Continuation Notice will constitute an acknowledgment by Buyer that it has had such an opportunity) to complete all physical and financial examinations relating to the acquisition of the Property hereunder it deems necessary, and will acquire the same solely on the basis of and in reliance upon such examinations and the title insurance protection afforded by the Owner’s Policy and not on any information provided or to be provided by Seller.
10.1.3Due Diligence Materials. Any third-party information provided or to be provided with respect to the Property (including the Due Diligence Materials) is solely for Buyer’s convenience and was or will be obtained from a variety of sources. Seller has not made any independent investigation or verification of such information and makes no (and expressly disclaims all) representations as to the accuracy or completeness of such information. Seller will not be liable for any mistakes, omissions, misrepresentation, or failure to investigate the Property, nor will Seller be bound in any manner by any verbal or written statements, representations, appraisals, environmental assessment reports, or other information pertaining to the Property or the operation thereof, furnished by any Seller Related Party.
10.2Release. Effective as of the Closing, Buyer, on behalf of itself and all persons or entities claiming by, through or under Buyer, and their respective successors and assigns (a “Buyer Releasing Party”), waives its right to recover from, and forever releases and discharges each Seller Related Party from any and all Claims that any Buyer Releasing Party has or may have as of the Closing arising from or related to any matter or thing related to or in connection with the Property including the Due Diligence Materials, any operational issues, any construction defects, violations of Law, errors or omissions in design or construction, and any environmental or physical conditions, including the presence of any Hazardous Materials, and no Buyer Releasing Party will look to any Seller Related Parties in connection with the foregoing for any redress or relief. This release will be given full force and effect according to each of its expressed terms and provisions, including those relating to unknown and unsuspected claims, damages and causes of action.
10.3Certain Property Disclosures. With respect to all of the matters in this Section 10, including any matters identified in any other provisions of this Agreement, Buyer shall further evaluate such matters prior to the expiration of the Due Diligence Period in accordance with the provisions of this Agreement. At Closing, Buyer shall assume all responsibility for such matters and may not seek any payment or other action from Seller (and Seller will have no obligation) with respect to such matters; any disclosure of such matters by others will not be a cause for objection by Buyer; such matters have already been taken into account in calculation of the Purchase Price; and such matters will not be deemed to expand in any manner the limited representations and warranties of Seller contained herein.
10.4Limitations. However, the provisions of this Section 10 will not release or otherwise limit Buyer’s rights or Seller’s liability under this Agreement and the Closing Documents for the breach of the obligations (including any representation or warranty) of Seller under this Agreement or any of the Closing Documents executed by Seller (but subject to the limitations provided in Sections 15.1 (Limitation of Liability), 15.3 (Survival), and 15.4 (Knowledge) of this Agreement).
10.5Continued Effectiveness. This Section 10 will continue to have effect after any termination of this Agreement and the Closing.
11.Breach; Disposition of Deposit upon Termination.
11.1Breach by Seller. If the Closing does not occur by reason of Seller’s material breach of any of its representations and warranties, Seller’s breach of its covenants or other obligations set forth in Section 4.3 (Mandatory Title Cure Obligations), 6 (Development Approvals), 9.3.3 (Leases), or 9.3.4 (Encumbrances), or Seller’s failure to otherwise consummate the Contemplated Transactions under this Agreement, and Seller fails to cure such breach within thirty (30) days after receipt of written notice of such breach, then Buyer may either (A) terminate this Agreement, in which case Buyer will be entitled to obtain a return of the Deposit, and Seller shall reimburse Buyer for Buyer’s reasonable and actual documented out-of-pocket third-party expenses incurred by Buyer in connection with the Buyer’s negotiation of this Agreement, the Buyer’s due diligence of the Property, the Buyer’s pursuit of the Development Approvals, the Buyer’s acquisition financing, and Closing – provided, however, that the maximum amount reimbursable by Seller shall not exceed $1,200,000.00 – but no other action, for damages or otherwise, will be permitted, or (B) specifically enforce this Agreement, provided that failure to demand specific performance within 120 days after the Closing Date will be deemed an irrevocable election to terminate this Agreement under clause (A) above, in which event this Agreement will automatically terminate and clause (A) above will apply. Buyer shall choose one but not both of the foregoing alternative remedies, which will be Buyer’s sole remedy, for any breach by Seller prior to Closing.
11.2Breach by Buyer. If the Closing does not occur by reason of Buyer’s material breach of any of its representations and warranties, Buyer’s breach of its covenants or other obligations set forth in Section 6 (Development Approvals) or 9.4.2 (Interim Covenants of Buyer), or Buyer’s failure to otherwise consummate the Contemplated Transactions under this Agreement, and Buyer fails to cure such breach within thirty (30) days after receipt of written notice of such breach, then Seller may terminate this Agreement; provided however, that there shall be no cure period for Buyer’s failure to deliver the Purchase Price on the Closing Date, and further provided that, the foregoing 30-day cure period (to the extent applicable) shall not trump any shorter cure periods provided for in this Agreement. In such event, the Deposit will be delivered to and retained by Seller as full compensation and liquidated damages under this Agreement for such breach. The Parties recognize that (A) Seller will incur expenses in connection with the Contemplated Transactions and that the Property may be removed from the market, (B) it is extremely difficult and impracticable to ascertain the extent of detriment to Seller caused by such breach and the failure of the consummation of the Contemplated Transactions, and (C) the Deposit represents the Parties’ best current estimate of such detriment. The retention of the Deposit will be Seller’s sole remedy under this Agreement by reason of such breach; provided, however, that Buyer shall remain liable for any indemnification obligations set forth in this Agreement, and further provided that nothing contained in this Section 11.2 will impair or otherwise limit any of Seller’s rights to seek damages or indemnification from Buyer for any other breach by Buyer under this Agreement.
11.3Intentionally Omitted.
11.4Extension of Closing. The Closing Date will be extended as necessary to afford Seller or Buyer the entire cure period set forth in Section 11.1 (Breach by Seller) and Section 11.2 (Breach by Buyer).
12.Brokers.
12.1Generally. Except as provided in Section 12.2 (Known Brokers), Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with the Contemplated Sale. In the event of a claim for broker’s or finder’s fee or commissions in connection with the Contemplated Sale, Seller shall indemnify, defend and hold harmless each Buyer Related Party from the same if it is based upon any statement or agreement alleged to have been made by or on behalf of Seller, and Buyer shall indemnify, defend and hold harmless each Seller Related Party from the same if it is based upon any statement or agreement alleged to have been made by or on behalf of Buyer.
12.2Known Brokers. If and only if the Contemplated Sale closes, Seller has agreed to pay a brokerage commission to Seller’s Broker, pursuant to a separate written agreement between Seller and Seller’s Broker. Seller shall make the payment required to be made to Seller’s Broker.
12.3Leasing Brokers. This Section 12 does not apply to leasing commissions, which shall be the sole obligation of Seller (to the extent applicable).
13.Confidentiality; Press Releases.
13.1Confidentiality. Seller and Buyer shall keep the terms of the Contemplated Transactions, including the Purchase Price and all other economic terms, confidential and may not disclose them without the consent of the other except (A) to the Permitted Recipients of such Party, but only to the extent such Party deems it necessary or appropriate in connection with the Contemplated Transactions (and such Party shall inform each of the foregoing Permitted Recipients of such Party’s obligations under this Section and shall instruct such Permitted Recipients to comply with the terms hereof, (B) to the extent required in connection with the delivery and recording of the Deed, (C) disclosures made by a Party or its Affiliates to comply with the requirements of their auditors or regulators, (D) as otherwise required by Laws (or as required under the rules and regulations of a securities exchange), but only if (to the extent reasonably practicable) such Party gives the other Party reasonable notice and a reasonable opportunity to obtain a restraining order, qualify the disclosure, or take other similar protective actions, (E) to the extent required in connection with Buyer’s pursuit of the Development Approvals, or (F) as otherwise required to enforce this Agreement. Unless and until the Closing occurs, Buyer shall also keep confidential all documents, reports and other information concerning the Property obtained from Seller or through the Due Diligence Investigations, except to the extent permitted by clause (A), (B), (C), (D), (E) or (F) above (which will also apply to this sentence as though set forth in full in this sentence), and except for disclosures of information available to Buyer from any other source (except to the extent known by Buyer to have been received as a result of a breach by such source or any other person of a confidentiality restriction in favor of Seller or its predecessors or any other Seller Related Party); and Buyer acknowledges that Seller may be irreparably injured by a breach of this restriction and that damages would be an inadequate remedy. Accordingly, either Party may seek all remedies available at law or in equity in connection with a breach of this Section 13.1, but shall not be entitled to terminate this Agreement. Buyer hereby acknowledges that it has received reasonable notice from Seller of Seller’s intention to make regulatory disclosures with respect to this Agreement, including, but not limited to, Form 8-K, Form 10-Q, and Form 10-K filings.
13.2Press Releases. No press release or media release and (except as otherwise expressly permitted under Section 13.1 (Confidentiality)) no other public disclosure regarding the terms of this Agreement or the Contemplated Transactions may be made without the prior consent of Seller and Buyer.
14.Anti-Terrorism Laws. Each Party shall take any actions that may be required to comply with the terms of all Anti-Bribery, Anti-Money Laundering and Anti-Terrorism Laws. In addition to the foregoing, each Party makes the following representations and warranties for the benefit of the other Party:
14.1Neither such Party nor, to such Party’s knowledge, its Affiliates, and the respective Constituent Persons of such Party and its Affiliates (excluding public shareholders), is in violation of, has been charged with or is under indictment for the violation of, or has pled guilty to or been found guilty of the violation of, any Anti-Bribery, Anti-Money Laundering and Anti-Terrorism Laws.
14.2None of such Party or, to such Party’s knowledge, its Affiliates and the respective Constituent Persons of such Party and its Affiliates (excluding public shareholders), is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those Persons that appear on the Annex to the Executive Order, or are included on any Government List maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time.
14.3Neither such Party, nor any Person controlling or controlled by such Party, is a country, territory, individual or entity named on a Government List, and the monies used in connection with this Agreement and amounts committed with respect thereto, were not and are not derived from any activities that contravene any of the Anti-Bribery, Anti-Money Laundering and Anti-Terrorism Laws or any other applicable anti-money laundering or anti-bribery Laws and regulations (including funds being derived from any Person, country or territory on a Government List or engaged in any unlawful activity defined under 18 U.S.C. Section 1956(c)(7)).
14.4Such Party is not engaging in the Contemplated Transactions, directly or indirectly, in violation of any Laws relating to drug trafficking, money laundering or predicate crimes to money laundering or drug trafficking. None of the funds of such Party have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in such Party is prohibited by Laws or that the Contemplated Transactions or this Agreement is or will be in violation of Laws.
15.Miscellaneous.
15.1Limitations of Liability.
15.1.1Seller Post-Closing Liability. If the Closing occurs, then: (A) Seller will have no liability to Buyer (and Buyer may make no claim against Seller) for a breach of any representation or warranty or any other obligation of Seller under this Agreement or any “Seller Certificate” (i.e., any certificate executed by Seller in connection with this Agreement, including the Seller Closing Certificate) until Seller’s liability for all such breaches is determined to exceed, in the aggregate, the Seller Post-Closing Threshold; (B) if such threshold is exceeded, Seller’s liability will not be limited by the Seller Post-Closing Threshold, but will be subject to clause (C) below and Section 15.1.2 (Excluded Damages), and thus will start from the first dollar without giving effect to such threshold; and (C) the liability of Seller under this Agreement and such certificates may not exceed, in the aggregate, the Seller Post-Closing Cap; and (D) Seller will have no liability to Buyer (and Buyer may make no claim against Seller) after the expiration of the Primary Survival Period.
15.1.2Excluded Damages. In no event will any Party be liable under this Agreement for consequential or punitive damages to the other Party (but the foregoing will not limit a Party’s liability to the other Party under an indemnification in this Agreement for any such damages claimed by an unrelated third party).
15.1.3Exculpations of Certain Persons and Entities. No present or future Constituent Person of Buyer or Seller will have any personal liability, directly or indirectly, for the obligations under this Agreement or any document executed and delivered in connection with this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and each of Buyer and Seller, on its behalf and on behalf of its respective successors and assigns, shall look solely to Seller or Buyer, respectively, for any payment or performance by the other Party under this Agreement or any of the documents executed and delivered in connection with this Agreement, and Buyer and Seller waive any and all such personal liability. For purposes of this Section 15.1.3, no negative capital account and no contribution or payment obligation of any partner, member or other owner in Buyer or Seller will constitute an asset of Buyer or Seller, respectively.
15.2Continuation of Obligations After Closing or Termination. The obligation under this Agreement to comply with a Post-Closing Obligation or Post-Termination Obligation will continue during the applicable Continuation Period following the Closing or termination of this Agreement, respectively.
15.2.1“Post-Closing Obligations” means those obligations under this Agreement that (A) arise upon the Closing, or (B) apply (or continue to apply) to a period after Closing, including the post-Closing proration obligations under Section 7 (Closing Deliveries), the indemnities in this Agreement, the release and other provisions of Section 10 (Disclaimer and Release), and the obligations under Section 12 (Brokers), Section 13 (Confidentiality; Press Releases), Section 14 (Anti-Terrorism Laws), or Section 15 (Miscellaneous).
15.2.2“Post-Termination Obligations” means those obligations under this Agreement that (A) arise upon a termination of this Agreement, including (1) the obligations under Section 5.3.4 (Documents Upon Termination), (2) the obligation, if applicable, to pay the costs of Title Company under Section 6.3 (Termination), and (3) the obligations under Section 11 (Breach; Disposition of Deposit upon Termination) if this Agreement is terminated due to a breach, or (B) apply (or continue to apply) to a period after termination of this Agreement, including the obligations under Section 5.3 (Continuing Due Diligence Obligations), the disclaimers and other applicable provisions in Section 10 (Disclaimer and Release), Section 12 (Brokers), Section 13 (Confidentiality; Press Releases), Section 14 (Anti-Terrorism Laws) and Section 15 (Miscellaneous).
15.2.3The “Continuation Period” for a Post-Closing Obligation or a Post-Termination Obligation means the Primary Continuation Period following the Closing or termination, as applicable, except that:
(A)subject to clauses (C) and (D) below, the Continuation Period for the obligations under Section 13 (Confidentiality; Press Releases) will continue beyond the Primary Continuation Period for an additional 12 months;
(B)the Continuation Period for the obligations under Section 10 (Disclaimer and Release) and Section 14 (Anti-Terrorism Laws), and the provisions of this Section 15 (Miscellaneous) will be indefinite, to the fullest extent permitted by applicable Law;

(C)the Continuation Period for any Post-Closing Obligation or Post-Termination Obligation that is stated to continue beyond Closing or termination, respectively, for a specified period of time (including Section 5.3.4 (Documents upon Termination)) will be such specified period; and
(D)the Continuation Period for any Post-Closing Obligation or Post-Termination Obligation that constitutes an indemnification obligation as to a particular Claim will continue indefinitely beyond the otherwise applicable Continuation Period, to the fullest extent permitted by applicable Law, if a written demand for such indemnification (identifying such Claim in reasonable detail) is made prior to the expiration of the otherwise applicable Continuation Period.
15.3Survival of Liability. Except as provided in this Section 15.3, any liability to a Party (“Benefiting Party”) for a breach by the other Party (“Obligated Party”) of this Agreement or of any certificate executed and delivered by a Party under this Agreement (including a breach of the representations and warranties, covenants, indemnities and all other provisions thereof) will survive the Closing or termination of this Agreement (or, in the case of a breach of a Post-Closing Obligation or Post-Termination Obligation, the expiration of the applicable Continuation Period), as applicable, until the expiration of the applicable Survival Period (as defined below).
15.3.1Termination of Liability. Upon the expiration of the applicable Survival Period for a Surviving (Closing) Liability or a Surviving (Termination) Liability or liability for a breach of a Post-Closing Obligation or Post-Termination Obligation, such liability will terminate, except that such liability will continue to survive if (A) before the expiration of the applicable Survival Period, the Benefiting Party gives the Obligated Party notice, identifying the applicable breach in reasonable detail, and (B) on or before the date that is 60 days after the last day of the applicable Survival Period, litigation has been filed by the Benefiting Party and service attempted in good faith on the Obligated Party.
15.3.2Survival Period. “Survival Period” for a Surviving (Closing) Liability or a Surviving (Termination) Liability, or for liability for a breach of a Post-Closing Obligation or a Post-Termination Obligation, means the Primary Survival Period following the Closing or termination (or, in the case of a breach of a Post-Closing Obligation or Post-Termination Obligation, the expiration of the applicable Continuation Period), as applicable, except as provided below in this Section 15.3.2.
15.3.2.1Survival After Closing. If the Closing occurs, then (A) the Survival Period for a Surviving (Closing) Liability that is stated to survive the Closing for a specified period of time will be such specified period, and (B) the Survival Period for liability for a breach of a Post-Closing Obligation will be the period comprising the applicable Continuation Period together (if such Continuation Period expires) with an additional period (commencing immediately after such expiration) of the same duration as the Primary Survival Period (and if the applicable Continuation Period is indefinite, then the Survival Period will be indefinite to the fullest extent permitted by applicable Law).

15.3.2.2Survival After Termination. If this Agreement terminates, then (A) the Survival Period for a Surviving (Termination) Liability that is stated to survive such termination for a specified period of time will be such specified period, (B) liability on account of any breach of this Agreement occurring prior to termination of this Agreement that is not a Surviving (Termination) Liability will not survive such termination (i.e., there will be no liability for such breach if this Agreement terminates), and (C) the Survival Period for liability on account of a breach of a Post-Termination Obligation will be the period comprising the applicable Continuation Period together (if such Continuation Period expires) with an additional period (commencing immediately after such expiration) of the same duration as the Primary Survival Period (and if the applicable Continuation Period is indefinite, then the Survival Period will be indefinite to the fullest extent permitted by applicable Law).
15.3.3Definitions.
15.3.3.1“Surviving (Closing) Liability” of a Party means liability for a breach (other than a breach as to which Section 15.4 (Knowledge) precludes recourse) by such Party of (A) this Agreement occurring prior to the Closing (excluding a Title Breach), or (B) a certificate executed and delivered by such Party under this Agreement.
15.3.3.2“Surviving (Termination) Liability” of a Party means liability for a breach by such Party of a provision in this Agreement (occurring prior to the termination of this Agreement) that either (A) specifies that liability for a breach of such provision survives such termination, or (B) is part of Section 5.2 (Due Diligence Requirements), Section 5.3 (Continuing Due Diligence Obligations), Section 9.2 (Representations and Warranties of Buyer), Section 10 (Disclaimer and Release), Section 12 (Brokers), Section 13 (Confidentiality; Press Releases), Section 14 (Anti-Terrorism Laws) or Section 15 (Miscellaneous).
15.4Knowledge.
15.4.1Definition. When a representation and warranty, or other statement, is made under this Agreement or any Closing Document to the “knowledge” or “actual knowledge” of a Party (or other similar phrase), it means that none of the Designated Representatives of such Party has any actual (rather than imputed or constructive) knowledge (without further investigation) of any facts indicating that such statement is not true, and when a matter or information is qualified or otherwise limited (under this Agreement or any Closing Document) to what is “actually known” or “known” (or other similar phrase) by a Party, then such matter or information will be limited to the extent that any one or more Designated Representatives of such Party have actual (rather than imputed or constructive) knowledge (without further investigation) of such matter or information. None of the Designated Representatives will have any liability under this Agreement.
15.4.2Designated Representatives. Each Party represents and warrants to the other Party that each of its Designated Representatives is an individual affiliated with, or employed by, such Party or one of its Affiliates. Seller represents and warrants to Buyer that one of Seller’s Designated Representatives has been primarily and directly involved in the asset management or property management of the Property for a period of at least 12 months before the Effective Date. Buyer represents and warrants to Seller that one of Buyer’s Designated Representatives has been primarily and directly involved in the acquisition of the Property.
15.4.3Knowledge as Defense. Seller will have no liability, and Buyer may make no Claim against Seller, for (and Buyer will be deemed to have waived any failure of any conditions hereunder by reason of) a failure of any condition in favor of Buyer, or breach of the representations and warranties of Seller under this Agreement (including for this purpose any matter that would have constituted a breach of Seller’s representations and warranties had they been made as of the Closing Date) if (A) such failure of condition or breach is known to Buyer as of the Effective Date, or (B) such failure of condition or breach is known to Buyer prior to Closing and Buyer proceeds with the Closing. However, in no event will a Party’s proceeding with the Closing with knowledge of a breach by the other Party under this Agreement waive such breach if such breach is (a) a breach of a covenant, or (b) a breach of the representations and warranties of Seller or Buyer under this Agreement or the Seller or Buyer Closing Certificate.
15.5Successors and Assigns. A transfer of direct or indirect interests in Buyer shall not be permitted without the prior consent of Seller, and neither Party may assign or transfer its rights (or any right to damages arising from a breach), or delegate its obligations, under this Agreement, either directly or indirectly (whether by outright transfer, transfer of ownership interests or otherwise) without the prior consent of the other Party (which consent shall not be unreasonably withheld), except that:
(A)    the following transfers by or in Buyer will be permitted without the consent of Seller: (1) an assignment by Buyer of all of its right, title, and interest in this Agreement on or before the Closing Date to an Entity (a “Buyer’s Assignee”) that is a Buyer Permitted Entity so long as (a) Buyer gives Seller at least five (5) Business Days’ advance notice thereof (including the name, entity type, and signature block of Buyer’s Assignee), and (b) Buyer and Buyer’s Assignee execute and deliver to Seller an assignment and assumption agreement in form and substance reasonably satisfactory to Seller, under which Buyer’s Assignee assumes in writing all of Buyer’s obligations and liabilities hereunder, whenever arising, whether before or after such assumption; and (2) transfers of direct or indirect interests in Buyer but only if Buyer remains a Buyer Permitted Entity;
(B)    transfers of direct or indirect interests in Seller will be permitted without the consent of Buyer, provided that this Agreement is assumed and the obligations of Seller under this Agreement are acknowledged in writing by the transferee; and
(C)    without the consent of the other Party, either Party may assign this Agreement to a third party intermediary facilitator in connection with a tax-free exchange (and the other Party shall cooperate with any such exchange but the other Party may not be required to take title to other property or incur more than de minimis expenses or liabilities and the Closing Date may not be delayed, and the exchanging Party shall defend, indemnify, and hold harmless each Related Party of the other Party from any Claims resulting from such exchange).

Notwithstanding anything to the contrary contained in this Agreement, in the event of a transfer by Buyer or Seller of this Agreement, the transferor will not be released from its obligations arising before or after the assignment hereunder (and waives all suretyship or guarantor defenses that might otherwise apply), and the transferor shall be jointly and severally liable with the transferee for any obligations or liabilities that arise in connection with this Agreement, whether before or after any such assignment. No consent given by a Party to any transfer or assignment of the other Party’s rights or obligations hereunder will be construed as a consent to any other transfer or assignment of such Party’s rights or obligations hereunder. No transfer or assignment in violation of the provisions hereof will be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof will inure to the benefit of and be binding upon the successors and assigns of the Parties.
15.6Notices. Except as otherwise expressly provided in this Agreement, any notice, request, direction, demand, consent, waiver, approval, or other communication required (or otherwise contemplated to be given or that purports to affect the rights or obligations of a Party) under this Agreement by one Party to the other Party (each, a “Notice”) will not be effective unless it is in writing and complies with this Section 15.6. The purpose of this Section 15.6 is to ensure prompt and accurate communication. If circumstances change, then each Party shall consider, in good faith, requests by the other Party for reasonable modification of this Section 15.6 that would better accomplish the purpose of this Section 15.6.
15.6.1Addresses and Addressees. Each Notice must be addressed and delivered (A) in the case of a hard copy Notice, to each of the Notice Addresses for the receiving Party (and a Notice in the form of a PDF attachment to an email must be addressed to each such Notice Address), and (B) in the case of an email (i.e., electronic mail), in accordance with Section 15.6.4 (Emails).
15.6.2Method of Delivery. Each Notice must be delivered as follows: (A) personally by an independent third party; (B) by United States registered or certified mail, return receipt requested and postage prepaid; (C) by FedEx Express or other reputable courier service regularly providing evidence of delivery (with charges paid by the Party sending such Notice); (D) by email in accordance with Section 15.6.4 (Emails); or (E) if delivery by the alternative means described above is not reasonable at the time in question, by any other reasonable means under the circumstances.
15.6.3Timing and Evidence of Delivery. A Notice will be deemed delivered at the time of receipt by each of the required recipients (whether accepted or refused) (A) as confirmed in writing by the person delivering such Notice if delivered personally, (B) as shown by the addressee’s return receipt if delivered by registered or certified mail, (C) as confirmed in writing by the courier service if delivered by courier, (D) at the time it enters the email system (whether a cloud-based system such as Office 365 or Gmail or a local mail server, or any associated email filtering service provider, such as Mimecast) for each of the Designated Email Addresses of the receiving Party, regardless of any non-delivery message received in response, unless the email is rejected or quarantined by such email system and the sending Party or anyone affiliated with the sending Party is responsible for such rejection or quarantine (e.g., because the email is infected with a virus), and (E) otherwise, upon the date the sending Party proves receipt occurred. However, (1) if delivery of a Notice otherwise in accordance with this Section 15.6 occurs after 6:00 p.m. (Local Time where received) or on a non-Business Day, then such Notice will be deemed delivered on the first Business Day after the day of actual delivery, (2) if a Notice to be delivered by email pursuant to Section 15.6.4 (Emails) cannot be delivered because of a problem affecting the email system for one of the Designated Email Addresses of the receiving Party (including the failure to maintain a domain name included in any such Designated Email Address), then the deadline for receiving such Notice will be extended until the sooner to occur of actual delivery or the first Business Day after the sending Party has knowledge that such Notice was not delivered and that such problem has been fixed, and (3) if the sending Party receives immediate notification that an email Notice is rejected because the attachments to an email are too large (but not because the recipient’s email box has insufficient capacity), then such email delivery will occur when an email with a link or other appropriate instructions (which give the receiving Party access to such attachments) is (or multiple emails with such attachments that do not generate such rejection message are) delivered in accordance with Section 15.6.4 (Emails).
15.6.4Emails. A Notice delivered by email will be effective only if: (A) it is addressed and delivered to all the Designated Email Addresses of the receiving Party; and (B) in the case of a notice of default, a DDP Continuation Notice, a DDP Termination Notice or other notice of termination, such Notice is delivered by PDF attachment to an email Notice. However, the requirements of clauses (A) and (B) above will be waived as to any email Notice if the sending Party proves the email Notice was timely received and read by a Designated Representative of the receiving Party.
15.6.5Notice by Counsel. Counsel to a Party may provide a Notice and receive a Notice on behalf of such Party that complies with this Section 15.6.
15.7Intentionally Omitted.
15.8Force Majeure. In case by reason of Force Majeure, as such term is hereinafter defined, either the banks, the recorder’s office (for land records) located in the Subject County or the applicable governmental agencies are closed or not fully operational and, with respect to the applicable governmental agencies, are unable to process approval of Buyer’s site plan pursuant to Sections 6 and 9.4 hereof, then either Party shall give notice and full particulars of such Force Majeure, in writing, to the other Party, within a reasonable time promptly after occurrence of such event, and the Development Approvals Period shall be tolled for the lesser of (i) the period of such delay or (ii) ninety (90) days, and the notice Party shall endeavor to remove or overcome such inability with all reasonable dispatch. The term “Force Majeure” as employed herein shall mean acts of God, strikes, pandemics, lockouts or other industrial disturbances, acts of the public enemy, orders of any kind of the Government of the United States, or of the state or any civil or military authority, insurrections, riots, occurrence of any war, armed conflict, civil unrest, terrorism, or other social or political instability (whether domestic or international) landslides, lighting, earthquakes, fire, hurricanes, storm, floods, washouts, droughts, explosions, partial or entire failure of utilities, shortages of labor, material, supplies, any sanctions, embargoes, or government orders that directly impact the Contemplated Transactions or Property or any other similar or different cause not reasonably within the control of the Party claiming such inability.
15.9    Legal Costs. If either Party brings any suit, action, or other proceeding with respect to the subject matter or the enforcement of this Agreement, the prevailing Party (as determined by the court, agency, or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, will be entitled to recover reasonable attorneys’ and experts’ fees, court costs, and expenses of investigation actually incurred. The foregoing includes attorneys’ and experts’ fees, and expenses of investigation (including those incurred in appellate proceedings), and expenses incurred in establishing the right to indemnification, and all of the foregoing in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 U.S.C. §§ 101 et seq.), or any successor statutes.
15.10    Recordation. Neither this Agreement nor any memorandum or notice of this Agreement may be recorded by any Party without the prior consent of the other Party hereto.
15.11    Governing Law; Submission to Jurisdiction.
15.11.1 Choice of Law. This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), will be governed by, and enforced in accordance with, the internal laws of the Subject State, including its statutes of limitations and repose (subject to the limitations herein contained), but without regard to any borrowing statute that would result in the application of the statute of limitations or repose of any other jurisdiction.
15.11.2 Choice of Venue. (A) Each of Buyer and Seller irrevocably and unconditionally submits (and may not object) to the exclusive and mandatory jurisdiction of (1) the Subject State court in the Subject County, and (2) the United States District Court with jurisdiction in the Subject County for the purposes of any suit, action or other proceeding arising out of this Agreement or any Contemplated Transactions; (B) no Party may (1) plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum or (2) bring any action, suit or proceeding in connection with this Agreement in any other forum. However, this Section will not preclude the enforcement by Buyer or Seller of any judgment obtained in accordance with this Agreement or the taking by Buyer or Seller of any action to enforce the same in any other appropriate jurisdiction, and each of Buyer and Seller waives any right to collaterally attack any such judgment or action.
15.12    Jury Trial. Each Party waives trial by jury in any action, proceeding, claim or counterclaim brought by either Party in connection with any matter arising out of or in any way connected with any one or more of this Agreement, the Closing Documents, the relationship of Seller and Buyer hereunder, Seller’s or Buyer’s ownership or use of the Property, and any claims of injury or damage related to the Property.
15.13    Time of the Essence; Non-Business Days. Time is of the essence in the occurrence of all events, the satisfaction of all conditions, and the performance of all obligations hereunder. However, whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-Business Day, then such period (or date) will be extended until the immediately following Business Day. Unless expressly indicated otherwise, (A) all references to time in this Agreement will be deemed to refer to Local Time, and (B) all time periods provided for under this Agreement will expire at 5:00 p.m. on the last day of such period.
15.14    No Waiver. No waiver by a Party of any breach of this Agreement by the other Party will be deemed to be a waiver of any other breach by such other Party (whether preceding or succeeding and whether or not of the same or similar nature). The failure of a Party to insist in one or more instances upon strict performance of any provision, term or condition of this Agreement or to exercise any right that is contained herein or provided by law, whether intentional or unintentional, will not adversely affect that Party’s right in the future to insist upon the strict performance of such provision, term or condition or to exercise any of its other legal rights under this Agreement. Such a failure to insist upon strict performance in one or more instances will not, under any circumstances, constitute a legally enforceable “course of performance” or “course of dealing” between the Parties. Closing will constitute a waiver of any condition to Closing, but (except as otherwise expressly provided in this Agreement) will not constitute a waiver of liability for a breach occurring prior to Closing.
15.15    Schedules; Exhibits; Entire Agreement; Modification. All schedules and exhibits attached and referred to in this Agreement are incorporated herein as if fully set forth in (and will be deemed to be a material part of) this Agreement. This Agreement contains the entire agreement between the Parties respecting the matters herein set forth and supersedes all prior agreements between the Parties hereto respecting such matters. No extrinsic evidence whatsoever may be introduced in any judicial, arbitral or other proceeding to interpret this Agreement. This Agreement may not be modified or amended except by written agreement signed and delivered by both Parties.
15.16    Interpretation.
15.16.1 Section Headings. Section headings may not be used in construing this Agreement or any Closing Document.
15.16.2 Rules of Construction. Each Party acknowledges that such Party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement and the form of each Closing Document. As such, the terms of this Agreement and each Closing Document will be fairly construed and the usual rule of construction, to the effect that any ambiguities herein should be resolved against the drafting Party, may not be employed in the interpretation of this Agreement.

15.16.3 Words. Except as otherwise indicated: (A) as used in this Agreement, the words “herein,” “hereof,” “hereunder,” and “hereby” will be construed to mean “in this Agreement,” “of this Agreement,” “under this Agreement,” and “by this Agreement,” respectively, and references to “this Agreement” will include this Agreement and all amendments and supplements hereto; and (B) as used in this Agreement or any Closing Document: (1) the words “including,” “include” or “includes” will be interpreted in a non-exclusive manner without limiting the generality of the preceding subject matter; (2) “good faith” means “honesty in fact” as such phrase is used in the Uniform Commercial Code, as adopted in the Subject State as of the Effective Date; (3) the word “shall” is intended to indicate a command as though the words “is obligated to” or “are obligated to,” as applicable, were used instead; (4) “commercially reasonable efforts” will not include any obligation to institute or threaten legal proceedings, to declare or threaten to declare any person in default, to incur any liabilities, to expend any monies (other than customary telephone, printing, copying, delivery and similar expenses), or to cause any other person to do any of the foregoing; (5) the two words in each of the following pairs of words (whether used in the singular or the plural) will be deemed to have the same meanings, each of which will encompass any meaning attributable to either word: “approval” and “consent”; “breach” and “default”; “cost” and “expense”; and “true” and “correct”; and (6) all Schedule, Exhibit and Section references in this Agreement will be deemed to refer to the Schedules, Exhibits and Sections in this Agreement.
15.16.4 Gender and Number. Words of any gender used in this Agreement or any Closing Document will be construed to include any other gender unless the context requires otherwise. When a singular defined term is used in the plural or a plural defined term is used in the singular, it will have a corresponding meaning (e.g., if “Box” were a defined term, then “Boxes” would mean all of the same, collectively, and if “Boxes” were a defined term, then “Box” would mean any one of them, individually).
15.16.5 Consents. Except as otherwise expressly provided herein, any consent provided to be given by a Party under this Agreement or any Closing Document must be in writing to be effective and, except as expressly provided in this Agreement, may be given or withheld in the sole and absolute discretion of such Party for any reason or no reason. If a consent may not be “unreasonably withheld” under this Agreement or any Closing Document, it will mean that it may not be “unreasonably withheld, conditioned or delayed.”
15.17    Third Parties. Except as provided in Sections 10 (Disclaimer and Release), 15.1.3 (Exculpations of Certain Persons and Entities), and 15.22 (Indemnification Procedures; Beneficiaries of Indemnification), nothing in this Agreement, whether expressed or implied, is intended to or will: (A) confer any rights or remedies under or by reason of this Agreement on any person other than the Parties hereto and their respective successors and assigns; (B) relieve or discharge the obligation or liability of any third persons to any Party; or (C) give any third parties any right of subrogation or action over or against any Party. Without limiting the foregoing, no broker will have any rights by reason of Section 12.2 (Known Brokers).
15.18    Further Assurances. Each Party shall, whenever and as often as it is reasonably requested so to do by the other, promptly cause to be executed, acknowledged or delivered any and all such further instruments and documents as may be necessary or proper to carry out the intent and purpose of this Agreement (but only if the same do not increase in any material respect the expenses, liabilities, or obligations of, such Party in a manner not otherwise provided for herein).
15.19    Severability. If any term or provision of this Agreement or the application thereof to any Person or circumstance will, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected thereby, and each such term and provision of this Agreement will be valid and be enforced to the fullest extent permitted by Laws.
15.20    Counterparts; Delivery. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or other electronic format attached to an email delivered in accordance with Section 15.6 (Notices) or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) (or to the extent such statute has been modified or superseded by a statute in the Subject State, then such latter statute) delivered by any transmission method permitted under Section 15.6 (Notices), and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures will be deemed original signatures for purposes of this Agreement and all matters related thereto (including the Closing Documents other than the Deed), with such electronic signatures having the same legal effect as original signatures. Each Party waives any defenses based upon the absence of manually executed original counterparts of this Agreement (or the Closing Documents, other than the Deed).
15.21    Effectiveness. In no event will any draft of this Agreement (or any emails or other communications regarding the status of this Agreement short of delivery of executed counterparts) create any obligation or liability, it being understood that this Agreement will be effective and binding only when a counterpart hereof has been executed and delivered by each Party.
15.22    Indemnification Procedures; Beneficiaries of Indemnification. Each indemnity under this Agreement will be subject to the indemnification provisions (“General Indemnification Provisions”) set forth on Exhibit J attached hereto with respect to any “Third Party Claims” (as defined below). The indemnification obligations under this Agreement will also benefit any present or future Constituent Person of each stated indemnitee. Seller shall have no liability for any claim for indemnification made after the expiration of the Primary Survival Period.
16.Exclusive Negotiations. Unless this Agreement has been terminated without the Property having been conveyed to Buyer: (A) Seller may not make, accept or solicit offers or enter into or continue negotiations with a third party related to the sale of the Property to such third party (or an Affiliate), and (B) without limitation on the generality of the foregoing, Seller may not enter into any letter of intent, term sheet, or contract with a third party for the sale of the Property.
17.Certain Defined Terms. As used herein:
17.1“Affiliate” of a Person (as defined below) means any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control. “Control” of a Person means the possession, direct or indirect, of the power to decide, affirmatively (by direction) or negatively (by veto), the management and policies of such Person, whether through the ownership of voting interests, by contract or otherwise, and will in any event include the ownership or power to vote the Affiliate Control Percentage or more of the outstanding equity or voting interests of such Person. A requirement that one or more other parties agree to or approve a set of decisions (e.g., “major decisions”) does not deprive a Person of “control.”
17.2“Anti-Bribery, Anti-Money Laundering and Anti-Terrorism Laws” means Laws relating to anti-corruption, anti-bribery, terrorism, counter terrorist financing, anti-money laundering, drug trafficking or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Action of 2001, Public Law 107-56, as amended, Executive Order No. 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) (“Executive Order”), and the Anti-Money Laundering Act of 2020, as amended, any regulations promulgated under the foregoing Laws, any sanctions program administered by the U.S. Department of Treasury’s Office of Foreign Assets Control or Financial Crimes Enforcement Network, or any other Laws, regulations or executive orders designed to combat corruption, bribery, terrorism, drug-trafficking, money laundering, or terrorist financing.
17.3“Bankruptcy/Dissolution Event” with respect to a Person means the commencement or occurrence of any of the following (whether voluntary or involuntary) with respect to such Person: (A) a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (B) the appointment of (or a proceeding to appoint) a trustee or receiver of any property interest; (C) an attachment, execution or other judicial seizure of (or a proceeding to attach, execute or seize) a substantial property interest; (D) an assignment, offer of settlement or composition to its creditors generally; (E) the taking of, failure to take, or submission to any action indicating (after reasonable investigation) an inability to meet its financial obligations as they accrue; or (F) insolvency, dissolution, division or liquidation.
17.4“Business Day” means any day other than a Saturday, Sunday or federal or Subject State holiday on which banks or the recorder’s office (for land records) located in the Subject County are closed.
17.5“Buyer Conduct” means acts of one or more Buyer Related Parties.

17.6“Claims” means obligations, liabilities, claims (including first party and Third Party Claims, and including claims for damage to property or injury to or death of any persons), liens or encumbrances, losses, damages or expenses (including any judgment, award, settlement, fines, penalties, liens, and reasonable attorneys’ fees and other expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, including appellate proceedings). “Third Party Claim” means a claim, action, audit, hearing, proceeding, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) made or commenced by any third party.
17.7“Closing Document” means any certificate, instrument or other document executed by a Party or an Affiliate of a Party and delivered pursuant to this Agreement.
17.8“Constituent Person” of a Person means (A) a Constituent Owner or Constituent Manager of such Person, or (B) a director, officer or employee of such Person or of any such Constituent Owner or Constituent Manager. “Constituent Owner” of a Person means an owner (whether as a member, partner, shareholder, beneficiary, or otherwise) of such Person or of any Entity having a direct or indirect interest in such Person. “Constituent Manager” of a Person means a limited liability company managing member, limited liability company manager, general partner, trustee or investment adviser of such Person or of any Entity with a direct or indirect interest in such Person.
17.9“Contemplated Sale” means the sale of the Property by Seller to Buyer contemplated by this Agreement. “Contemplated Transactions” means the transactions contemplated by this Agreement, consisting principally of the Contemplated Sale.
17.10“DD Contractor” means a surveyor, consultant, architect, engineer, appraiser, contractor, or other third party engaged by a Buyer Related Party to do sampling, testing or other work at or near the Property in connection with the Due Diligence Investigations.
17.11“Due Diligence Investigations” means the reviews, inspections, examinations, interviews, and other investigations of the Buyer Related Parties occurring prior to the Closing or termination of this Agreement and pertaining to the Property, including leases and service contracts, and physical, operational, environmental and compliance matters and conditions respecting the Property.
17.12“Due Diligence Materials” means all documents, materials, data, analyses, reports, studies and other information pertaining to or concerning Seller, the Property or Buyer’s proposed purchase of the Property, to the extent the same have been delivered to or made available for review by Buyer or any of its agents, employees or representatives during the Due Diligence Period, including (A) all documents, materials, data, analyses, reports, studies and other information made available to Buyer or any of its agents, employees or representatives for review electronically or through an online data website, and (B) all information disclosed in the Title Commitment or the Survey; but in all cases excluding the Excluded DD Materials, except to the extent any Excluded DD Materials are actually delivered or made available to Buyer or any of its agents, employees or representatives during the Due Diligence Period.

17.13“Entity” means a partnership (general, limited or limited liability), corporation, limited liability company, association, joint stock company, business trust, trust, joint venture, unincorporated organization, or other legal, commercial or nonprofit entity (including any Governmental Entity).
17.14“Escrow Period” means the period from (and including) the Effective Date until the earlier of the Closing or termination of this Agreement.
17.15“Governmental Entity” means any federal, state or local government, governmental, quasi-governmental, judicial, legislative, administrative or regulatory entity or authority, or any department, agency, instrumentality, commission, or political subdivision thereof or any court, tribunal, or judicial body.
17.16“Government List” means any of (A) the two lists maintained by the United States Department of Commerce (Denied Persons and Entities), (B) the list maintained by the United States Department of Treasury (Specially Designated Nationals and Blocked Persons), (C) the two lists maintained by the United States Department of State (Terrorist Organizations and Debarred Parties), (D) the Foreign Sanctions Evaders List, and (E) the Sectoral Sanctions Identifications List.
17.17“Hazardous Material” means any regulated substance, toxic substance, hazardous substance, hazardous waste, pollution, pollutant or contaminant, as defined or referred to in the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901 et seq.; the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. § 9601 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the federal underground storage tank law, Subtitle I of the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901 et seq.; or analogous state or local environmental Laws; together with any regulations promulgated thereunder, and will further include radon, asbestos, polychlorinated biphenyls, urea formaldehyde and petroleum products and petroleum based derivatives. Where any Laws define any of these terms more broadly than another, the broader definition will apply. However, the term “Hazardous Material” will not include (A) motor oil and gasoline contained in vehicles located on or about the Land not used primarily for the transport of motor oil or gasoline, or (B) de minimis cleaning solvents, copy machine toner, typewriter correction fluid and other such similar general office supplies that are stored, used, held, and disposed of in compliance with all applicable environmental Laws.
17.18“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and any corresponding provisions of succeeding Laws and any regulations, rulings and guidance issued by the Internal Revenue Service.
17.19“Laws” means any federal, state or local laws, statutes, ordinances, rules, resolutions, regulations, codes, advisories, executive orders or judicial judgments or orders, enacted, issued, adopted, promulgated, applied, or hereafter imposed by any Governmental Entity, including building, zoning and environmental protection.

17.20“Party” means Seller or Buyer.
17.21“Permitted Recipients” means the Constituent Persons of such Party and legal counsel, accountants, actual and prospective investors and lenders, engineers, architects, contractors, brokers, potential tenants, leasing brokers, contractors (in connection with the marketing of the Property), financial advisors and similar professionals and consultants of such Party or its Constituent Persons.
17.22“Person” means an individual, estate, or Entity.
17.23“Related Party” of a Person means such Person, its Affiliates and the Constituent Persons of such Person and of each such Affiliate and their respective real estate brokers, agents, attorneys, lenders, title companies, surveyors, consultants, architects, engineers, contractors, appraisers, representatives, advisors, and other Persons acting on behalf of such Person or at the request of such Person. A “Seller Related Party” means a Related Party of Seller and a “Buyer Related Party” means a Related Party of Buyer, and in addition, potential lenders and potential investors in connection with Buyer’s investment in the Property.
18.Escrow Provisions. The Deposit shall be held by Escrow Agent, in trust, and disposed of only in accordance with the terms and conditions of this Agreement. Escrow Agent shall invest the Deposit in interest-bearing instruments satisfactory to Buyer, shall not commingle the Deposit with any funds of Escrow Agent or others, and shall promptly provide Buyer and Seller with confirmation of the investments made. If either Buyer or Seller shall terminate this Agreement pursuant to a right of termination specifically provided in this Agreement, Escrow Agent shall deliver the Deposit to the party entitled to receive it pursuant to this Agreement. In all events Escrow Agent shall deliver the Deposit to Seller or Buyer, as applicable, only upon receipt of a written demand therefor from such party, after which Escrow Agent shall give written notice to the other party of such demand. Thereafter, (a) if Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) days after the giving of such notice, then Escrow Agent is hereby authorized to make such payment, but (b) if Escrow Agent does receive such written objection within such period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court. Notwithstanding the above, in the event of a termination of this Agreement by Buyer pursuant to the timely exercise of the termination right set forth in Section 5.4 hereof, notice to and response from Seller will not be required for a release of the Deposit to Buyer. The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, but shall be liable for its grossly negligent acts or willful misconduct. Seller and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by Escrow Agent involving gross negligence or willful misconduct on the part of Escrow Agent. Escrow Agent has executed this Agreement in order to confirm that Escrow

Agent shall hold the Deposit, in escrow, and shall disburse the Deposit pursuant to the provisions of this Agreement. Seller and Buyer mutually agree that in the event of any controversy regarding the Deposit, Escrow Agent may interplead all parties and deposit the Deposit with a court of competent jurisdiction in which event Escrow Agent may recover all of its court costs and reasonable attorneys’ fees. Seller or Buyer, whichever loses in any such interpleader action, shall be solely obligated to pay such costs and fees of Escrow Agent, as well as the reasonable attorneys’ fees of the prevailing party in accordance with the other provisions of this Agreement. This Section 18 shall survive the termination of this Agreement.
[signature page attached]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.
SELLER:
AMERICAN BANKERS LIFE ASSURANCE COMPANY OF FLORIDA,
a Florida corporation
By:
Name:    [***]
Title:    General Counsel and Assistant Secretary

BUYER:
GPC MIAMI BUSINESS PARK, LLC,
a Florida limited liability company
By:
Name:
Title:

JOINDER BY ESCROW AGENT

By execution hereof, the Escrow Agent hereby: (a) agrees to act as Escrow Agent under the Agreement; (b) agrees to hold and disburse the Deposit in accordance with the provisions of this Agreement; and (c) covenants and agrees to be bound by the terms of this Agreement.

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:
Name: [***]
Title: Vice President,
Florida Commercial Services Manager

LIST OF
EXHIBITS AND SCHEDULES
SCHEDULES
2.3.1.1    –    Lease Schedule
2.3.2    –    Excluded Personal Property
2.3.3    –    Service Contract Schedule
5.2.3    –        Due Diligence Insurance Requirements

EXHIBITS
A    –    Legal Description of Land
B    –    Form of Deed
C    –    Form of Bill of Sale, Assignment and Assumption
D    –    Form of Seller Closing Certificate
E    –    Form of Certificate of Non-Foreign Status
F    –    Form of Seller Title Certificate
G    –    Form of Buyer Closing Certificate
H    –    Form of Florida Conveyance Affidavit
I-1    –    Site Plan 1
I-2    –    Site Plan 2
J    –    General Indemnification Procedures

SCHEDULE 2.3.1.1
LEASE SCHEDULE
None.

SCHEDULE 2.3.2
EXCLUDED PERSONAL PROPERTY
1.One (1) 500 KW Kohler Power Systems Generator (No. 1);
2.One (1) Time Capsule;
3.All art work within the interior of the buildings; and
4.All proprietary information of Seller and other personal property related to Seller’s business that do not constitute furniture or fixtures.

SCHEDULE 2.3.3
SERVICE CONTRACT SCHEDULE
1.Statement of Services #3, dated December 2, 2024, between Assurant, Inc. on behalf of itself, its subsidiaries and affiliates, and Prosegur Security USA, Inc.

SCHEDULE 5.2.3
DUE DILIGENCE INSURANCE REQUIREMENTS
This Schedule sets forth the insurance requirements that Buyer must satisfy by causing each DD Contractor (each, an “Insured Party”) to satisfy under Section 5.2.3 of the purchase and sale agreement (the “Purchase and Sale Agreement”) to which this Schedule is attached and of which this Schedule forms a part. Except as otherwise indicated in this Schedule, each capitalized term used herein will have the meaning given to the same elsewhere in the Purchase and Sale Agreement.
A.    General Liability. Commercial general liability insurance for bodily injury and property damage, including contractual liability arising out of Due Diligence Investigations at or near the Property, issued on an occurrence basis using the “Required CGL Form” (i.e., the most recent commercially available ISO form CG 00 01), and meeting at least the following specifications:
(1)    Minimum Limits: The policy must have limits of not less than $1,000,000 per occurrence and $2,000,000 general aggregate on an annual basis; and
(2)    Prohibited Exclusions and Limitations: Without limitation on the foregoing, the policy may not have (a) any endorsement modifying the employer’s liability exclusion, or (b) any “insured vs. insured” exclusion (other than named insured vs. named insured).
B.    Business Auto Liability. Business auto liability insurance with a limit of not less than $1,000,000 per accident, for bodily injury and property damage arising out of vehicles used by the Insured Party in connection with Due Diligence Investigations at or near the Property, and including owned, leased, non-owned and hired vehicles. If a contractor does not have company vehicles, this requirement can be satisfied by adding Hired Non-Owned Auto on such contractor’s General Liability.
C.    Workers Compensation and Employer’s Liability. Workers compensation insurance with statutory limits and employer’s liability insurance with limits of not less than $1,000,000 per accident, $1,000,000 per employee for disease and $1,000,000 in the aggregate for disease, covering each individual employed in connection with the Due Diligence Investigations (whether employed by Buyer, by an Entity affiliated with Buyer, by a DD Contractor, or otherwise) at or near the Property on behalf of the applicable Insured Party.
D.    Excess or Umbrella. Commercial excess or umbrella liability insurance with respect to the general liability, business auto and employer’s liability insurance required in this Schedule on a follow form (and no less broad than primary) basis and with a limit of not less than $5,000,000 each occurrence and general aggregate (except that, if approved by

Seller, such amount may be less in the case of insurance to be carried by DD Contractors).
E.    General Requirements.
(1)    Insurance Company: The insurance company must have a rating of at least A-VII in Best’s Key Rating Guide and be authorized (or in the case of non-admitted insurers, authorized) to do business in the State in which the Property is located.
(2)    Additional Insureds: With the exception of workers compensation and employer’s liability coverage, each of the policies identified above must include Buyer, Seller, Seller’s property manager (if any), Seller’s mortgage lender(s), if any, each other Seller Related Party, and each other Person designated by Seller, as additional insureds (collectively, the “Additional Insureds”). The commercial general liability insurance policy will be endorsed by the most recent commercially available ISO form CG 20 26, and must specify the Additional Insureds and provide them with coverage at least as broad as that provided to the first named insured. If the Insured Party’s CGL or excess or umbrella liability policies limit the Additional Insureds’ coverage to the limits specified in a written agreement, then the minimum limits required under this Agreement for such insurance are the greater of the applicable limits specified in this Schedule or the limits actually carried by the Insured Party.
(3)    Primary Coverage: The commercial general liability coverage and business auto liability coverage in favor of Additional Insureds required above will be primary and non-contributory; and the commercial general liability insurance policy will be endorsed by the most recent commercially available ISO form CG 20 01.
(4)    Waiver of Subrogation: A waiver of subrogation in favor of the Additional Insureds will be provided for coverages required under this Schedule (except as may be prohibited by state workers compensation laws). Without limitation on Buyer’s indemnification obligations (or any waiver that may have been provided in a prior access agreement), Buyer hereby waives (and shall require each other Insured Party to waive) all rights against the Additional Insureds for bodily injury or property damage arising out of Due Diligence Investigations at or near the Property to the extent such bodily injury or property damage is covered by any insurance required to be or actually maintained by or on behalf of Buyer (or such other Insured Party) under the Purchase and Sale Agreement, with the understanding that it would not be covered to the extent of the lesser of (a) any permitted deductible or self-insured retention permitted under this Exhibit, or (b) any actual deductible or self-insured retention under such insurance.
(5)    Evidence of Coverage: In addition to the certificates of insurance and additional insured endorsements required to be delivered under Section 5.2.3, Buyer shall upon Seller’s request promptly deliver to Seller copies of each of the endorsements required in this Schedule. Neither Seller’s failure to require evidence that the requirements of this Schedule have been met, nor Seller’s failure to object to evidence indicating that the requirements of this Schedule have not been met, will constitute a waiver of such requirements.
(6)    Deductibles and Self-Insured Retentions: Except with Seller’s approval, not to be unreasonably withheld, no Insured Party may maintain a deductible or self-insured retention, or both, with respect to any of the insurance required by this Schedule that exceeds $50,000. No Insured Party may otherwise self-insure any insurance required by this Schedule.
(7)    Approval of Minor Deviations: Seller may not unreasonably withhold its approval to (a) alternative insurance proposed by Buyer that provides substantially equivalent coverage to the coverage required under this Schedule (but not less than the specified amounts or such other amounts as may be approved by Seller), and (b) excess or umbrella liability limits less than $5,000,000 for small but reputable DD Contractors that maintain lower limits of excess or umbrella liability coverage.
F.    Blanket Policies. Any of the policy requirements in this Schedule may be satisfied through a blanket policy of insurance maintained by an Insured Party or its affiliate so long as the Insured Party is a named insured and such blanket policy complies with the requirements in this Schedule insofar as the Property is concerned.
* * *

EXHIBIT A
LEGAL DESCRIPTION OF LAND
That certain land situated in the County of Miami-Dade, State of Florida, and described as follows:
Tracts A, B and C of American Bankers Office Park, according to the plat thereof, as recorded in Plat Book 120, Page 19, of the Public Records of Miami-Dade County, Florida.

EXHIBIT B
FORM OF
DEED

This Instrument Prepared by and Return to:
____________________
____________________
____________________

Folio No.: ____________________

__________SPACE ABOVE THIS LINE FOR RECORDING DATA__________
SPECIAL WARRANTY DEED
    THIS SPECIAL WARRANTY DEED, is made this _____ day of ____________, 20___, by AMERICAN BANKERS LIFE ASSURANCE COMPANY OF FLORIDA, a Florida corporation (“Grantor”), having an address at 11222 Quail Roost Drive, Miami, Florida 33157, in favor of ___________________________, a ____________________________ (“Grantee”), having an address at _______________________________________.

WITNESSETH: That the Grantor, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, receipt whereof is hereby acknowledged, hereby grants, bargains, sells, aliens, remises, releases, conveys and confirms unto the Grantee, its successors and assigns, all that certain land situate, lying and being in __________ County, State of Florida, more particularly described as follows:
SEE EXHIBIT “A” ATTACHED HERETO
TOGETHER, with all easements, tenements, hereditaments and appurtenances thereto belonging to the land; and
TOGETHER, with all buildings and other improvements now or in the future located on the land; and
TOGETHER, with all of Grantor’s right, title, and interest, if any, in and to the streets, avenues, roads, ways, alleys, waterways, and canals, open and proposed, in front of or adjoining the land;
    TO HAVE AND TO HOLD, the same in fee simple forever.

This conveyance is made subject to:
(a)    Real estate taxes for the year 20___ and subsequent years;
(b)    Zoning and other government regulations; and
(c)    Conditions, restrictions, reservations, limitations, and easements of record, which are not reimposed by this deed.

AND Grantor hereby covenants with Grantee that Grantor is lawfully seized of said land in fee simple, that Grantor has good right and lawful authority to sell and convey said land, and Grantor specially warrants the title to the Property and will defend the same against the lawful claims (excluding those arising out of the encumbrances described above) of all persons claiming by, through and under Grantor, but none others.

[Remainder of Page Intentionally Blank]

In Witness Whereof, Grantor has set its hand and seal as of the date first set forth above.

Signed, sealed and delivered in the presence of: __________________________ Print Name:_______________ Address: __________________________ Print Name:_______________ Address:	AMERICAN BANKERS LIFE ASSURANCE COMPANY OF FLORIDA, a Florida corporation By: _________________________ Name: _______________________ Title: _______________________

STATE OF ____________________
COUNTY OF ___________________

    The foregoing instrument was acknowledged before me by means of [__] physical presence or [__] online notarization this ___ day of _______, 202__, by __________________, as ______________ of AMERICAN BANKERS LIFE ASSURANCE COMPANY OF FLORIDA, a Florida corporation, on behalf of such corporation. Such person is personally known to me or has produced __________________________ as identification.
                                            (SEAL)
                        _____________________________________
                        Printed Name of Notary: ______________
                        Commission Number:________________
Notary Public-State of _________________

EXHIBIT C
FORM OF
BILL OF SALE, ASSIGNMENT AND ASSUMPTION
THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION (this “Assignment”) is dated as of _____________ __, 20__, and is between AMERICAN BANKERS LIFE ASSURANCE COMPANY OF FLORIDA, a Florida corporation (“Seller”), and ____________, a ____________ (“Buyer”), who agree as follows:
1.    Purchase and Sale Agreement. This Assignment is given pursuant to that certain Purchase and Sale Agreement (“Purchase Agreement”) captioned “PURCHASE AND SALE AGREEMENT” dated as of __________, between Seller and Buyer, providing for the sale of the “Property” (as defined below). As used herein, the “Intangible Property,” “Leases,” “Leasing Costs,” “Personal Property,” “Property,” and “Service Contracts” will have the respective meanings set forth for the same in the Purchase Agreement.
2.    Assignment. Seller hereby sells, transfers, assigns and conveys to Buyer all right, title and interest of Seller in and to the following:
(A)    the Personal Property;
(B)    the Service Contracts identified on Schedule A; and
(C)    any other Intangible Property.
Except as may be expressly provided in the Purchase Agreement, such property is conveyed “as is” without warranty or representation. The covenants, agreements, and limitations (including, without limitation, the limitations provided in Sections 10, 15.1, and 15.4 of the Purchase Agreement) provided in the Purchase Agreement with respect to the property conveyed hereunder are incorporated herein by this reference as if herein set out in full.
3.    Acceptance and Assumption. Buyer accepts the foregoing assignment and agrees to assume and discharge, in accordance with the terms thereof, (A) all of the obligations of Seller under any assumed Service Contracts, to the extent the same accrue on or after the date hereof, and (B) the obligation to pay all unpaid payments that are credited to Buyer under the proration provisions of the Purchase Agreement.
4.    Successors and Assigns. This Assignment will inure to the benefit of and will be binding upon Seller and Buyer, and their respective successors and assigns. This Assignment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures will be deemed original signatures for purposes of this

Assignment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.
DATED: As of __________, 20__
SELLER:
[**Seller Signature Block**]
BUYER:
[**Buyer Signature Block**]

SCHEDULE A
Service Contracts

EXHIBIT D
FORM OF
SELLER CLOSING CERTIFICATE
THIS SELLER CLOSING CERTIFICATE (this “Closing Certificate”) is made as of the ____ day of ___________, 20__, by AMERICAN BANKERS LIFE ASSURANCE COMPANY OF FLORIDA, a Florida corporation (“Seller”), to ____________, a ____________ (“Buyer”).
R E C I T A L S:
A.    Pursuant to that certain agreement captioned “PURCHASE AND SALE AGREEMENT” dated as of __________ between Seller and Buyer (as amended, the “Purchase Agreement”), Seller has agreed to sell to Buyer certain real property located in the County of Miami-Dade, State of Florida.
B.    The Purchase Agreement requires the delivery of this Closing Certificate.
NOW, THEREFORE, pursuant to the Purchase Agreement, Seller represents and warrants to Buyer that, except as specifically set forth in Schedule A attached hereto, each of the representations and warranties of Seller contained in the Purchase Agreement is true and correct, in all material respects, as of the date hereof as if made on and as of the date hereof.
This Certificate is subject to the terms and conditions of the Purchase Agreement (including the limitations set forth in Sections 9.3, 15.1, 15.3 and 15.4).
IN WITNESS WHEREOF, the undersigned has executed this Closing Certificate as of the day and year first above written.
SELLER:
[**Seller Signature Block**]

Schedule A
EXCEPTIONS TO SELLER’S REPRESENTATIONS AND WARRANTIES
[**NTD: Add exceptions at Closing, including attaching updated
Exhibits and Schedules, as needed.**]

EXHIBIT E
FORM OF
CERTIFICATE OF NON-FOREIGN STATUS
Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U. S. real property interest must withhold tax if the transferor (seller) is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee (buyer) that withholding of tax is not required upon the disposition of a U.S. real property interest in that certain property located at _________________, __________ (“Property”) by ____________, a ____________ 1 (“Transferor”), Transferor certifies the following:
1.    Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).
2.    [Transferor is the sole member of ________________________, a Delaware limited liability company, which is the sole member of _______________________, a Delaware limited liability company, the record title holder of the Property.**] / [**Transferor is the record title holder of the Property.**]
3.    Transferor’s U.S. employer identification number is [**SELLER FEDERAL ID NUMBER**].
4.    Transferor’s office address is:
c/o [**Seller’s Address**]
5.    Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations.
6.    Transferor understands that this certification may be disclosed to the Internal Revenue Service by the transferee (buyer) and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury, Transferor declares that it has examined this certification and to the best of its knowledge and belief it is true, correct and complete, and further declares that it has the authority to sign this document.
Executed as of the ___ day of _________, 20__, at _____________, _________________.
1 If Seller is disregarded for federal income tax purposes, then Transferor should be parent taxpayer and signature block should be modified accordingly.

TRANSFEROR:
[**Signature Block**]

EXHIBIT F
FORM OF
SELLER TITLE CERTIFICATE
OWNER’S AFFIDAVIT
The undersigned Affiants (defined herein), being first duly sworn, hereby makes the following affidavit to [____________________] (“Title Company”) in connection with the transaction identified as follows:
AFFIANT:        __________________________________________________
PROPERTY:    __________________________________________________
COMMITMENT:     [____________________] Title Commitment No. ____________________, bearing a commitment date of _________________.
1.Affiant is the __________________ of ____________________________, a _______________________ (the “Owner”), and as the ______________ of the Owner, has full knowledge of the matters set forth herein.

2.Owner is owner in fee simple of the Property and there are no other parties who are in possession, or who have or claim a right to be in possession, of any part of Property, except as may be set forth on Exhibit [___] attached hereto, and Owner has no knowledge of any unrecorded easements.

3.No person has furnished any labor, services, or materials in connection with the construction or repair of any buildings or improvements on any of the Property within the last ninety (90) days; there are no unpaid amounts due for any labor, material, or services in connection with the construction or repair of any improvements on any of the Property, or with respect to the Property itself, that could form the basis of a lien thereon; and Owner has not received any notice of intention to file or record a lien in connection with any of the Property.

4.As an inducement to the Title Company, to insure over any matters attaching or created during the “gap” in time between the Commitment date and the recording of the appropriate deed with respect to the Property, Owner has not and will not execute and instruments that would adversely affect the interest to be insured.

5.There are no open mortgages filed of record wherein the Property is being used as collateral that are not being satisfied at closing.

6.This Affidavit is given with the understanding and intention that the Title Company shall rely thereon in issuing the title insurance policy which is based on the Commitment.

[Signature appears on following page]

                            AFFIANT:

__________________________
_______________________

STATE OF FLORIDA
COUNTY OF _________________

The foregoing instrument was sworn to and subscribed before me by means of ☐ physical presence or ☐ online notarization this _____ day of ______, 2024, by _______________________ who is personally known to me or who have produced ____________________________ as identification.

[NOTARIAL SEAL]    Print Name:____________________________
Notary Public, State of Florida
Commission# __________________________
My Commission Expires: _________________

EXHIBIT G
FORM OF
BUYER CLOSING CERTIFICATE
THIS BUYER CLOSING CERTIFICATE (this “Closing Certificate”) is made as of the ___ day of ___________, 20__, by _________________________, a _______________ (“Buyer”), to AMERICAN BANKERS LIFE ASSURANCE COMPANY OF FLORIDA, a Florida corporation (“Seller”).
R E C I T A L S:
A.    Pursuant to that certain agreement captioned “PURCHASE AND SALE AGREEMENT” dated as of __________, between Seller and Buyer (as amended, the “Purchase Agreement”), Seller has agreed to sell to Buyer certain improved real property located in the County of Miami-Dade, State of Florida. Except as otherwise indicated, each capitalized term used herein will have the meaning set forth for the same in the Purchase Agreement.
B.    The Purchase Agreement requires the delivery of this Closing Certificate.
NOW, THEREFORE, pursuant to the Purchase Agreement, Buyer agrees as follows:
1.    Except as specifically set forth in Schedule A attached, Buyer represents and warrants to Seller that each of the representations and warranties of Buyer contained in the Purchase Agreement is true and correct, in all material respects, as of the date hereof as if made on and as of the date hereof.
2.    Buyer acknowledges that:
(a)    Except for the representations and warranties of Seller set forth in the Purchase Agreement and the Closing Documents, as updated and qualified by the Seller Closing Certificate, Buyer has not relied and is not relying upon any representations or warranties by any Seller Related Party, of any kind or character whatsoever, whether express or implied, oral or written, of, as to, concerning or with respect to Seller, the Property or any other matter whatsoever in connection with the Purchase Agreement or the Closing Documents.
(b)    Seller advised Buyer to retain an attorney to review the Purchase Agreement, all related writings and closing documents, and all due diligence matters accessible to Buyer; and Buyer and its attorneys have had the opportunity to review all such matters.
3.    Buyer reaffirms and confirms the provisions of Section 10 of the Purchase Agreement (and, without limitation, releases and waives the matters set forth in Section 10.2 of the Purchase Agreement subject to Section 10.4) as of the date hereof and the provisions thereof are incorporated herein as if set forth in full herein.

IN WITNESS WHEREOF, the undersigned has executed this Closing Certificate as of the day and year first above written.
[**Buyer Signature Block**]

Schedule A
EXCEPTIONS TO BUYER’S REPRESENTATIONS AND WARRANTIES
[Add exceptions at Closing, if any]
[If none, so state]

EXHIBIT H
FORM OF
FLORIDA CONVEYANCE AFFIDAVIT
AFFIDAVIT OF COMPLIANCE
WITH FLORIDA’S CONVEYANCES TO FOREIGN ENTITIES ACT
Before me, a notary public, appeared ____________________ (“Affiant”), who deposes and states under penalties of perjury that:

1.Affiant is providing this affidavit in connection with the purchase by ____________________, a ____________________ (the “Buyer”) of the real property described on Exhibit A attached hereto and made apart hereof (the “Property”).

2.    Affiant has been given the opportunity to read the Notice Regarding Florida’s Conveyances to Foreign Entities Act (the “Act”) and to consult with an attorney.

3.     The Buyer is in compliance with the Act because Buyer is [Check the applicable box]:

[___] Not a Foreign Principal as defined in section 692.201, Florida Statutes;

OR
[___] A Foreign Principal as defined in section 692.201, Florida Statutes, and is in compliance with the requirements set out in section 692.202-205, Florida Statutes.

4.     Affiant acknowledges that acquisition of the Property in violation of the Act may result in forfeiture of the Property to the State of Florida and criminal penalties.

[SIGNATURE APPEARS ON THE FOLLOWING PAGE]

FURTHER AFFIANT SAYETH NAUGHT.

                            [__________]

STATE OF FLORIDA        )
                    ) ss:
COUNTY OF ______________    )

    The foregoing instrument was sworn to and subscribed before me by means of [ ] physical presence or [ ] online notarization, this ________ day of ____________________, [2024], by ____________________, who is personally known to me or has provided _______________________ as identification (if left blank, then personally known to me).

(Signature of Notary Public)

(Typed name of Notary Public)
Notary Public, State of
Commission No.:
My Commission Expires:

EXHIBIT I-1
SITE PLAN 1

(see attached)

EXHIBIT I-2
SITE PLAN 2

(see attached)

EXHIBIT J
GENERAL INDEMNIFICATION PROCEDURES
This Exhibit sets forth the indemnification procedures referenced in Section 15.22 of the agreement (this “Agreement”) to which this Exhibit is attached for a Third Party Claim as to which a Party is obligated to indemnify the other Party under this Agreement.
1.    Within fifteen (15) days after receipt by the indemnitee (“Indemnitee”) of notice of the Third Party Claim, Indemnitee shall, if a demand for indemnification is to be made against the indemnitor (“Indemnitor”) under this Agreement, give notice to Indemnitor of the same, describing with reasonable detail the material facts known to the Indemnitor relating to the Third Party Claim. However, the failure to so notify Indemnitor will not relieve Indemnitor of its obligation to indemnify Indemnitee, except to the extent that Indemnitor is prejudiced by such failure. To be entitled to indemnification under this Agreement, the demand for indemnification must be made prior to the expiration of the applicable Continuation Period.
2.    Indemnitor shall defend the Third Party Claim with counsel reasonably satisfactory to Indemnitee (unless selected by Indemnitor’s insurance company). If Indemnitee fails to issue its disapproval to proposed counsel, or issues a disapproval without specifying reasons therefor, within ten (10) days from Indemnitor’s request for approval, then Indemnitee is deemed to have approved proposed counsel.
3.    Indemnitee may employ its own counsel, but the fees and expenses of such counsel will be at the expense of Indemnitee unless: (a) the employment of such counsel at Indemnitor’s expense is approved by Indemnitor; or (b) Indemnitor fails to give notice to Indemnitee that Indemnitor will discharge or undertake to defend Indemnitee against the Third Party Claim within 15 days after Indemnitee gives Indemnitor written notice of the same (in which case Indemnitor will not have the right to direct the defense of the Third Party Claim or of Indemnitee and Indemnitee may undertake its own defense of the matter); in either event, such fees and expenses will be borne by Indemnitor to the extent that such fees and expenses are reasonably incurred in connection with the Third Party Claim.
4.    If at any time (a) the counsel selected by Indemnitor and accepted by Indemnitee is not defending the Third Party Claim, in accordance with the applicable rules of professional conduct and utilizing the skills and professional judgment that are customarily employed in the Subject City by reputable legal counsel who are experienced in the defense of matters similar to the Third Party Claim, (b) there may be legal defenses available to Indemnitee that are different from or in addition to those available to any Person being concurrently represented by such counsel selected by Indemnitor and accepted by Indemnitee and such legal counsel is not timely asserting such legal defenses on behalf of Indemnitee, (c) such counsel selected by Indemnitor and accepted by Indemnitee has a conflict of interest that would be unreasonable to waive, or (d) there is a conflict of interest that is not unreasonable to waive and Indemnitor or such counsel is not willing to execute and deliver a conflict waiver in form and substance reasonably satisfactory to Indemnitee, then Indemnitee may notify Indemnitor and such counsel of such fact. If, within ten (10) days after such notice is delivered, the performance of such counsel does not conform to the above standards (with respect to subparagraph (a)), or the perceived defense or conflict of interest issue is not resolved to the reasonable satisfaction of such counsel and Indemnitee (with respect to subparagraphs (b) (c) and (d)), then within 15 days after such ten-day period, Indemnitee may (x) engage new legal counsel (reasonably acceptable to Indemnitor) to undertake defense of the Third Party Claim, and (y) cause such new legal counsel to notify Indemnitor that it has been so engaged and that it has read and agrees to abide by the provisions of this Agreement applicable to the defense of Indemnitee. In such event, the fees and expenses of such new legal counsel will be borne by Indemnitor to the extent that such fees and expenses are reasonably incurred in connection with the Third Party Claim.
5.    Indemnitor and Indemnitee shall reasonably cooperate (a) in the defense or prosecution of the Third Party Claim and shall (subject to confidentiality arrangements reasonably satisfactory to each of the Parties) furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith, and (b) so that Indemnitor, to the extent possible without negating the other provisions in this Exhibit, is not required to pay for more than one counsel to represent all Indemnitees in connection with the Third Party Claim.
6.    The Third Party Claim may not be settled without the approval of both Indemnitor and Indemnitee, which approval may not be unreasonably withheld.
* * *

INDEX OF DEFINED TERMS
actual knowledge    34
actually known    34
Additional Deposit    1
Additional Deposit Default Notice    8
Additional Lien    11
Additional Title Objection Notice    10
Additional Title/Survey Matters    9
Affiliate    41
Affiliate Control Percentage    5
Agreement    1
Anti-Bribery, Anti-Money Laundering and Anti-Terrorism Laws    41
Appurtenances    6

Bankruptcy/Dissolution Event    42
Benefiting Party    33
Bill of Sale, Assignment and Assumption    18
Business Day    42
Buyer Closing Certificate    19
Buyer Conduct    42
Buyer Permitted Entity    5
Buyer Related Party    44
Buyer Releasing Party    27
Buyer’s Assignee    35
C/C Election Period    22
C/C Proceeds    22
Casualty/Condemnation Monetary Materiality Threshold    1, 2
Certificate of Non-Foreign Status    18
Claims    42
Closing    2
Closing Document    42
Closing Document Delivery Deadline    2
Closing Payment    9
Closing Statement    19, 20
Closing Wire Deadline    2
commercially reasonable efforts    39
Committed Title Cure    9
Condemnation/Casualty Notice    22
Constituent Manager    42
Constituent Owner    42
Constituent Person    42
Contemplated Sale    42
Contemplated Transactions    42
Continuation Period    32
Control    41
Current Tax Year    20
DD Contractor    43
DDP Continuation Notice    15, 16
DDP Termination Notice    15, 16
Deed    18
Deposit    8
Designated Email Addresses    5
Designated Representatives    5
Disapproved Additional Title/Survey Matter    10
Due Diligence Expiration Date    2, 3
Due Diligence Investigations    43
Due Diligence Materials    43
Due Diligence Period    2

Effective Date    1
Entity    43
Environmental Report    23
Escrow    18
Escrow Agent    4
Escrow Instructions    2
Escrow Period    43
Excluded DD Materials    13
Excluded Encumbrance    11
Excluded Service Contracts    7
Executive Order    42
Existing Lease    6
Existing Loan    11
Existing Survey    9
Existing Surveyor    3
General Indemnification Provisions    41
good faith    39
Government List    43
Governmental Entity    43
Hazardous Material    43
hereby    39
herein    39
hereof    39
hereunder    39
Improvements    6
include    39
includes    39
including    39
Initial Deposit    1
Initial Deposit Delivery Period    1
Intangible Property    6
Internal Revenue Code    44
knowledge    34
known    34
Land    7
Laws    44
Lease Schedule    6
Leases    6
Local Time    2, 9
Mandatory Title Cure Cap    1
New Leases    6
Notice    36
Notice Addresses    4
Objectionable Service Contract    25

Obligated Party    33
Owner’s Policy    12
Party    44
Permitted Encumbrances    12
Permitted Recipients    29, 44
Person    44
Personal Property    7
Post-Closing Obligations    32
Post-Termination Obligations    32
Pre-Closing C/C Proceeds    22
Primary Continuation Period    3
Primary Survival Period    3
Prohibited Seller Encumbrances    9
Property    6
Purchase Price    1
Related Party    44
Reserved Seller Assets    6
Seller    1
Seller Certificate    31
Seller Closing Certificate    18
Seller Diligence Contacts    2
Seller Lien    11
Seller Mechanics’ Liens    11
Seller Post-Closing Cap    1
Seller Post-Closing Threshold    1
Seller Related Party    44
Seller Title Certificate    19
Seller’s Broker    5
Service Contract Schedule    7
Service Contracts    7
shall    39
Subject City    1
Subject County    1
Subject State    1
Survey    9
Survival Period    33
Surviving (Closing) Liability    34
Surviving (Termination) Liability    34
Third Party Claim    42
Title Commitment    9
Title Company    3
Title Cure    9
Vendor Notices    18